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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMERICAN SCIENCE AND ENGINEERING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, MA 01821

July 29, 2014

To our stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") to be held Thursday, September 4, 2014 at 8:30 a.m. at our corporate offices at 829 Middlesex Turnpike, Billerica, MA 01821. The Board of Directors and management look forward to personally greeting those stockholders who attend.

        The purposes of the Annual Meeting will be:

  (1)
  To elect the nominated incumbent directors to a one-year term;

  (2)
  To approve the Company's 2014 Equity and Incentive Plan, including approval of its material terms and performance goal criteria for purposes of Internal Revenue Code Section 162(m);

  (3)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (4)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2015; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        If you have any questions, please call me, Mr. Denis R. Brown, our Chair, or Mr. Kenneth J. Galaznik, our Senior Vice President, Chief Financial Officer and Treasurer, at 800-225-1608.

        Thank you for your consideration and I look forward to seeing you at our Annual Meeting on September 4, 2014.

Very truly yours,

Charles P. Dougherty President and Chief Executive Officer

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 4, 2014

        The Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 4, 2014 at 8:30 a.m. at our corporate offices at 829 Middlesex Turnpike, Billerica, Massachusetts, for the following purposes:

  (1)
  To elect the persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

  (2)
  To approve the Company's 2014 Equity and Incentive Plan, including approval of its material terms and performance goal criteria for purposes of Internal Revenue Code Section 162(m);

  (3)
  To approve an advisory resolution on compensation for the Company's named executive officers as disclosed in these materials;

  (4)
  To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2015; and

  (5)
  To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

        Our Proxy Statement containing information for stockholders accompanies this Notice and a copy of our Annual Report for the fiscal year ended March 31, 2014 is also enclosed.

        The Board of Directors has fixed the close of business on July 9, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. In addition to voting by mail, the Company will also be offering to stockholders of record voting by telephone and the internet. Instructions for voting by telephone or the internet are provided on the enclosed proxy cards. If you hold your shares in "street name" through a bank or broker, you should follow the voting instructions sent to you by your bank or broker.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 4, 2014: the Proxy Statement, the Annual Report to Stockholders and directions to attend the meeting and vote in person are available on the Investor Information page of the Company's website at http://ir.as-e.com under the subheading "Annual Meeting Materials."

        Please note that our corporate offices are a secured facility, therefore all those attending the annual meeting at our corporate offices must present photo identification to enter the facility.

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer
July 29, 2014

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

AMERICAN SCIENCE AND ENGINEERING, INC.
829 Middlesex Turnpike
Billerica, Massachusetts 01821

PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on Thursday, September 4, 2014 at 8:30 a.m. at our corporate offices, 829 Middlesex Turnpike, Billerica, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

        All references in this Proxy Statement to "AS&E", the "Company", "we", "our" and "us" mean American Science and Engineering, Inc. and its subsidiaries.

        Stockholders of record at the close of business on July 9, 2014 (the "record date") are entitled to notice of, and to vote at, the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on July 7, 2014, 7,907,041 shares of Common Stock of the Company were outstanding.

        We anticipate that this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about July 29, 2014.

        The votes of the stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company as of the record date is necessary to provide a quorum at the Meeting. If a quorum is present, all matters to be voted on at the Meeting will be decided by a majority of votes properly cast. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied, but are not counted as votes properly cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the voting on the election of directors or the other matters to be voted on at the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under applicable stock exchange rules, if shares are held in "street name" and the beneficial owner has not given instructions to the bank, broker or other nominee holding the shares, the bank, broker or other nominee will still be able to vote such shares with respect to discretionary matters. The only item at the Meeting that is "discretionary" is the ratification of McGladrey LLP ("McGladrey") as the Company's independent registered public accounting firm.

        All proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such proxies are revoked prior to the Meeting. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company, by properly executing and returning a proxy with a later date prior to the vote at the Meeting, by revoking the proxy in person at the Meeting at any time prior to the voting thereof or by voting a new proxy at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

        The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors currently consists of nine members, whose terms expire at the Meeting. Seven of the nine current members have stood for and have been nominated for re-election to another one year term. Mr. Carl Vogt and General John Gordon, who have been board members for seventeen and six years, respectively, have opted not to stand for re-election. We thank them both for their long and valued years of service to the Company.

        We have included below the principal occupation and other information about the nominees. We believe the nominees consist of individuals having backgrounds and skills that are important to our business and key initiatives. The summary of each nominee's background that appears below highlights the specific experience, qualifications, attributes and skills of such individual director in the following areas, which we consider to be important qualifications for members of our Board: sound business judgment, integrity, honesty and adherence to high ethical standards; a commitment to an understanding of the Company's industry and the ability to devote adequate time and effort to Board responsibilities; and a demonstrated business acumen, background and skills that are important to the business and key initiatives of the Company, with experience in positions requiring a high degree of responsibility and leadership.

        A majority of the votes properly cast by stockholders present in person or represented by proxy at the Meeting is required to elect each of the nominated directors. In the event of a contested director election, whereby the number of nominees for director exceeds the number of directors to be elected, the directors will be elected by the vote of the plurality of the outstanding shares of the Common Stock of the Company. Each director will serve for one year and/or until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

        The Board of Directors recommends a vote FOR each of the below mentioned nominees as directors. Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR electing the nominees listed below as directors of the Company.

Nominees

        The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Denis R. Brown	74	Chair Director	June 2008 April 2004
Charles P. Dougherty	52	Director President and Chief Executive Officer	April 2013 April 2013
Hamilton W. Helmer	67	Director	February 1993
Don R. Kania	59	Director	February 2010
Robert N. Shaddock	56	Director	June 2014
Mark S. Thompson	57	Director	November 2005
Jennifer L. Vogel	52	Director	April 2013

        Mr. Denis R. Brown has been a director of the Company since April 2004 and was appointed chairman of the board in June 2008. Since 1999, Mr. Brown has been a private investor and has advised a start-up software company serving the idea management market. Mr. Brown holds a bachelor's degree in Slavic Languages from the University of California and a bachelor's degree in communications engineering from the Naval Postgraduate School.

        Mr. Brown has been nominated to serve an additional term as a director as a result of his significant experience, including more than 15 years as a chief executive officer for companies operating in the defense, engineering and manufacturing industries, including experience with multinational corporations as well as extensive board experience. His experience extends to mergers and acquisitions, which included negotiating the successful merger of Pinkerton's Inc. with Securitas AB in 1999.

        Charles P. Dougherty has been a director of the Company since April 2013. Since April 2013, Mr. Dougherty has also held the position of President and Chief Executive Officer of the Company. From 2010 to 2012, Mr. Dougherty served as President of the Communications and Industrial segment of TE Connectivity, Ltd., formerly Tyco Electronics Corporation, one of the world's largest providers of connectivity solutions in the industrial, telecommunications, consumer-electronics, medical devices and solar energy markets. In 2009, Mr. Dougherty served as president of the Public Safety and Professional Communications business unit of Harris Corporation, after Harris Corporation acquired the business unit from Tyco Electronics Corporation. From 2006 to 2009, Mr. Dougherty served as President of the Wireless Systems segment of Tyco Electronics Corporation. Mr. Dougherty received a master's degree in business administration from Villanova University and a bachelor's degree in business administration from the Wharton School of the University of Pennsylvania.

        Mr. Dougherty has been nominated to serve an additional term as director due to his position as President and Chief Executive Officer of the Company. Mr. Dougherty brings more than 30 years of valuable experience in building successful global technology businesses.

        Dr. Hamilton W. Helmer has been a director of the Company since February 1993. Since June 2012, Dr. Helmer has served as managing partner and CIO of Strategy Capital LLC (the general partner for Strategy Capital Investors I, LP an investment partnership). Since 2002, he has been the managing director of Deep Strategy LLC (a strategy consulting firm). From 1982 until 2002, Dr. Helmer served as managing partner and owner of Helmer & Associates, Deep Strategy's predecessor firm. Since September 2008, Dr. Helmer has been a consulting professor at Stanford University, where he teaches corporate and business strategy in the Economics Department. Dr. Helmer is a Phi Beta Kappa graduate of Williams College and received his Ph.D. in Economics from Yale University.

        Dr. Helmer has been nominated to serve an additional term as a director due to his background in business strategy and management consulting for high technology and security companies and his knowledge of finance, corporate mergers and acquisitions and equity markets.

        Dr. Don R. Kania has been a director of the Company since February 2010. Since 2006, he has been president, chief executive officer and director of FEI Company (a provider of diversified scientific instruments including electron and ion-beam microscopes and tools for nanoscale applications). From 2004 to 2006, Dr. Kania served as president and chief operating officer of Veeco Instruments Inc. (a provider of metrology and process equipment used by manufacturers in the data storage, semiconductor and compound semiconductor/wireless industries) having also been president from 2003 to 2004. Dr. Kania received his Bachelors of Science, Masters of Science, and Ph.D. degrees in physics and engineering from the University of Michigan.

        Dr. Kania has been nominated to serve an additional term as a director due to his experience as a chief executive officer and chief operating officer in manufacturing and high technology companies, and his knowledge of physics and engineering.

        Mr. Robert N. Shaddock was appointed director of the Company in June 2014. Since January 2012, Mr. Shaddock has served as executive vice president and chief technology officer of TE Connectivity, Ltd. and prior to that served as senior vice president and chief technology officer since September 2008. Previously, he was senior vice president of the Consumer Products business at Motorola from August 2007 to August 2008 and prior to that he was chief technology officer for Motorola's Mobile Devices business since January 2004. Mr. Shaddock holds a bachelor's degree in engineering science from the University of Oxford, UK.

        Mr. Shaddock has been nominated to serve as director due to his expertise in technology strategy and product development, as well as executive senior management experience with global companies.

        Dr. Mark S. Thompson has been a director of the Company since November 2005. Since May 2008, Dr. Thompson has been chairman of the board of Fairchild Semiconductor International, Inc. (a supplier of high performance power and mobile products semiconductors) having also served as chief executive officer since May 2005 and was president from May 2005 until September 2012. From 2001 to 2004, Dr. Thompson held the position of chief executive officer of Big Bear Networks, Inc., (a designer and manufacturer of optoelectronic network solutions). Dr. Thompson holds a Bachelor of Arts degree in chemistry from State University of New York and a Ph.D. in inorganic chemistry from the University of North Carolina.

        Dr. Thompson has been nominated to serve an additional term as director due to his experience as a chief executive officer in manufacturing and high technology companies.

        Jennifer L. Vogel was appointed director of the Company in April 2013. Ms. Vogel served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc. from 2003 to 2010, when it merged with United Airlines, Inc., having been General Counsel and Chief Compliance Officer from 2001 to 2003. Ms. Vogel currently serves as an advisory member of the board of Integra Realty Resources, Inc. and on the National Board of Directors of the General Counsel Forum. Ms. Vogel holds a bachelor's degree in business administration from the University of Iowa and holds a juris doctorate from the University of Texas at Austin.

        Ms. Vogel has been nominated to serve an additional term as director due to her significant experience in advising boards on best governance practices and executive compensation, as well as her experience in international business and regulatory issues, corporate finance, mergers and acquisitions, and ethics and compliance matters.

Executive Officers (who are not also Directors)

        The names of, and certain information with respect to, each person serving as an executive officer of the Company as of July 7, 2014 (other than Mr. Dougherty whose information appears above) are as follows:

Name	Age	Positions and Offices of Company Held	Date Assumed Each Position
Joseph Callerame	64	Senior Vice President, Science and Technology, Engineering and Program Management, and Chief Technology Officer	May 2013
Robert B. Cline	53	Senior Vice President, Operations	March 2008
Kenneth J. Galaznik	62	Senior Vice President, Chief Financial Officer, and Treasurer	March 2008
Paul H. Grazewski	58	Senior Vice President, Product Management, Marketing and Strategy	May 2013
Lanning L. Levine	60	Senior Vice President, Human Resources	May 2013
Michael N. Tropeano	44	Senior Vice President, Customer Development and Support	February 2014

        Dr. Joseph Callerame was appointed senior vice president, science and technology, engineering and program management and chief technology officer in May 2013. Prior to appointment to his current position, Dr. Callerame held several other positions at the Company including senior vice president, science and engineering from March 2012 to May 2013, senior vice president, science and technology from March 2008 to March 2012 and vice president of science and technology from 2004 to 2008. Dr. Callerame has served as the Company's chief technology officer and a vice president since joining the Company in 1998. Prior to joining the Company in June 1998, Dr. Callerame served in various senior management positions at Raytheon Electronic Systems. Dr. Callerame also served as a Postdoctoral Fellow in physics at MIT. Dr. Callerame earned his Ph.D. and master's degree in physics from Harvard University and holds a bachelor's degree in chemical physics from Columbia University.

        Mr. Robert B. Cline was appointed senior vice president of operations in March 2008. Prior to appointment to his current position, Mr. Cline held several other positions at the Company, including vice president, manufacturing from 2000 to 2008. Prior to joining the Company in 1996, Mr. Cline held management positions at Allard Industries, Inc. Mr. Cline also served as a nuclear trained officer in the U.S. Navy, Submarine Force. Mr. Cline received a master's degree in manufacturing engineering from Boston University and a bachelor's degree in electrical engineering from Michigan Technological University.

        Mr. Kenneth J. Galaznik was appointed senior vice president, chief financial officer and treasurer of the Company in March 2008. He served as clerk of the Company from December 2011 to September 2012. Prior to appointment to his current position, Mr. Galaznik served as chief financial officer and treasurer from February 2005 to March 2008, as acting chief financial officer from June 2004 to February 2005, as vice president of finance from July 2003 to June 2004, and as a financial management consultant from August 2002 to March 2003. Prior to joining the Company, he was vice president of finance at Spectro Analytical Instruments, Inc. and has over thirty years of experience in accounting and finance positions in manufacturing and real estate development entities. Mr. Galaznik serves on the board of directors of Bridgeline Digital, Inc. Mr. Galaznik holds a bachelor's of business administration degree in accounting from the University of Houston.

        Mr. Paul H. Grazewski was appointed senior vice president, product management marketing and strategy in May 2013. Prior to appointment to his current position, Mr. Grazewski held the position of senior vice president, strategic planning and product management from 2012 to 2013 and senior vice president, strategic planning from 2008 to 2012, having been vice president, product management from 2004 to 2008 and vice president, program management from 2002 to 2004. Prior to joining the Company in 2002, Mr. Grazewski served in various management positions at Alcatel, General Dynamics Armament Systems, Lockheed Martin Corporation and General Electric Company. Mr. Grazewski holds a master's degree in business administration from Xavier University and a bachelor's degree in industrial engineering and operations research from the University of Massachusetts—Amherst.

        Mr. Lanning L. Levine was appointed senior vice president, human resources in May of 2013. Prior to appointment to his current position, Mr. Levine held the position of vice president, human resources from March 2013 to May 2013, having been director, human resources from 2012 to 2013 and manager, compensation and benefits from 2011 to 2012. Prior to joining the Company in 2011, Mr. Levine served as a human resources management consultant and held management positions in human resources organizations at various companies including Brooks Automation and C.R. Bard. Mr. Levine holds a bachelor's degree in business administration from Boston University.

        Mr. Michael N. Tropeano was appointed senior vice president, customer development and support in February 2014. Prior to appointment to his current position, Mr. Tropeano held key management positions with the Company including serving as vice president, customer development and support from 2013 to 2014, vice president, product management from 2012 to 2013, and senior vice president, product management from 2010 to 2012 and vice president, standard products from 2007 to 2010. Prior to joining the Company in 1998, Mr. Tropeano served in various positions related to the defense industry at General Electric, Lockheed Martin and General Dynamics. Mr. Tropeano received a master's degree in mechanical engineering from Rensselaer Polytechnic Institute and holds a bachelor's degree in mechanical engineering from the Florida Institute of Technology.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        During the fiscal year ended March 31, 2014 ("fiscal year 2014"), the Board of Directors of the Company met nine times. All of the directors attended 75% or more of the aggregate of the total number of meetings of the Board and of the meetings of committees of the Board on which they served. Our Board of Directors has determined that each of Mr. Denis Brown, Gen. John Gordon, Dr. Hamilton Helmer, Dr. Don Kania, Mr. Robert Shaddock, Dr. Mark Thompson, Ms. Jennifer Vogel and Mr. Carl Vogt is an independent director as such term is defined in the NASDAQ Stock Market Listing Rules. The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        The members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. All of the then incumbent directors attended the 2013 Annual Meeting of Stockholders.

Leadership Structure of Board of Directors

        Mr. Denis R. Brown currently serves as Chair of the Board, having been appointed to that position in June 2008 and having served on the Company's Board of Directors since 2004. Mr. Charles P. Dougherty, a management director, currently serves as President and Chief Executive Officer of the Company. The Chair of the Board is an independent director as defined in the NASDAQ Stock Market Listing Rules. Our Board has determined that stockholder interests are best served at this time by selecting an independent director to serve as Chair, who may offer more objective input and leadership to the Board across all Board functions. Given the Board's role in electing Company officers, and overseeing the Chief Executive Officer's performance, the Board believes the Board leadership role is best filled by an individual who does not serve as an officer.

        The Company believes it is the Chair's responsibility to lead the Board of Directors and the President and Chief Executive Officer's responsibility to lead the operations of the Company. The Chair of the Board is responsible for coordinating the Board's activities, including the scheduling of the meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the President and Chief Executive Officer as appropriate). The Board believes this leadership structure has enhanced the Board's oversight of and independence from our management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance. In addition to providing strong leadership for our Board, this separation also positions our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

Audit Committee

        The Audit Committee, established in accordance with the applicable securities regulations and NASDAQ Stock Market Listing Rules, currently consists of Dr. Hamilton Helmer (chair), Dr. Don Kania and Dr. Mark Thompson. In the opinion of the Board of Directors, all members of the Audit Committee are "independent" as such term is defined in the applicable NASDAQ Stock Market Listing Rules, the applicable securities regulations and the Audit Committee charter and all members of the Audit Committee are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. The Board believes that the members of the Audit Committee have sufficient knowledge and experience with financial and accounting matters to perform their duties as members of the Audit Committee and has determined that Dr. Helmer qualifies as an "audit committee financial expert" as such term is defined under applicable securities regulations. This Committee, which met six times during fiscal year 2014, is primarily responsible for appointing and reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review pertaining to financial risk and related matters to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls. Our Board of Directors has adopted a written charter for the Audit Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Compensation Committee

        The Compensation Committee currently consists of Dr. Mark Thompson (chair), Mr. Denis Brown, Gen. John Gordon, and Mr. Carl Vogt. This Committee, which met six times during fiscal year 2014, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer, for conducting an annual performance evaluation of the Chief Executive Officer, for approving the compensation of the other executive employees of the Company and for the administration of the Company's equity incentive plans. The Company's Chief Executive Officer did not attend any part of a meeting of the Compensation Committee during which the Compensation Committee prepared its recommendation regarding the level and type of compensation and benefits for the Chief Executive Officer. Matters relating to the compensation of the Company's Chief Executive Officer are discussed in executive session without members of management present. In the opinion of our Board of Directors, all members of the Compensation Committee are "independent" as such term is defined in the NASDAQ Stock Market Listing Rules and the Compensation Committee charter, and "non-employee directors" as such term is defined in the applicable securities regulations. Our Board of Directors has adopted a written charter for the Compensation Committee which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. Carl Vogt (chair), Mr. Denis Brown, Dr. Hamilton Helmer and Ms. Jennifer Vogel. This Committee met two times during fiscal year 2014. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board, addressing matters under the Company's Code of Business Conduct and Ethics and other matters pertaining to the governance of the Board and Company, including succession planning and board self-assessment. In the opinion of our Board of Directors, all members of the Nominating and Corporate Governance Committee are "independent" as defined in the NASDAQ Stock Market Listing Rules and the Nominating and Corporate Governance Committee charter. The Company's bylaws currently set forth the procedures for the nomination of candidates for director by stockholders, which are set forth below under "Stockholder Proposals and Director Nominations for the 2014 Annual Meeting." Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is posted on our website at www.as-e.com in the Corporate Governance section of the Investor Information page.

Nominating Process

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes 1) requests to Board members, the Chief Executive Officer and others for recommendations, 2) use of executive search firms and professional consulting resources to identify the selection criteria and potential candidates who may meet the Board's needs and criteria, 3) periodic meetings to discuss and evaluate biographical information and background materials relating to potential candidates, and 4) interviews of selected candidates by the Committee members and other members of the Board as determined by this Committee in consultation with the Board.

        In considering whether to include a candidate in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply criteria set forth in the

Charter of the Committee. These criteria include each candidate's sound business judgment, integrity, honesty and adherence to high ethical standards and the overall diversity and composition of the Board. In addition, the criteria for nominee evaluation includes a candidate's commitment to an understanding of the Company's industry and the ability to devote adequate time and effort to Board responsibilities; and a demonstrated business acumen, background and skills that are important to the business and key initiatives of the Company, with experience in positions requiring a high degree of responsibility and leadership. The Company seeks a balance of experience and no single criterion or minimum level of qualifications is a prerequisite for each prospective nominee, but, rather the qualifications sought from a prospective nominee depends upon the current composition of the Board. The Board believes that the backgrounds and qualifications of its members, taken as a group, should provide the experience, knowledge and abilities to allow the Board to fulfill its responsibilities.

        Neither the Board nor the Nominating and Corporate Governance Committee have adopted a specific policy (formal or informal) with regard to the consideration of diversity when evaluating candidates for election to the Board and adhere to the Corporate Governance Guidelines which state that nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The Board believes that its membership should reflect diversity in its broadest sense, and in accordance with its charter, the Nominating and Corporate Governance Committee considers a candidate's ability, judgment and experience, and when evaluating individual qualifications for election to the Board and in making recommendations for Board approval, considers the overall diversity and composition of the Board as a whole. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

        Director candidates recommended by stockholders will be considered on the same basis as candidates recommended or identified by other sources. To recommend a candidate, stockholders should submit the candidate's name, along with their biographical and background materials, to the attention of the Nominating and Corporate Governance Committee at 829 Middlesex Turnpike, Billerica, Massachusetts 01821 Attn: Vice President, General Counsel and Secretary. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next Annual Meeting.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under "Stockholder Proposals and Director Nominations for the 2015 Annual Meeting."

Risk Oversight

        The Board is responsible for oversight of the Company's risk management process. Having a Chair who is independent of management adds a layer of objective insight and perspective to the risk oversight process. The entire senior management of the Company is responsible for risk management on a day-to-day basis, including identifying risks, managing risks, and reporting and communicating risks back to the Board of Directors. The Board of Directors, including the Board Committees comprised solely of independent directors, reviews various areas of significant risk to the Company, and advises management on policies, strategic initiatives, the annual report on internal controls and other actions. Specific risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, business operations and employee compensation risks and risks related to acquisitions and disposition and other significant transactions.

        The Committees are primarily responsible for considering and overseeing risks within their particular area of concern. The Audit Committee meets regularly with management, our independent registered public accountants and our accounting management, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Nominating and Corporate Governance Committee monitors compliance with the Code of Business Conduct and Ethics and reviews compliance with applicable laws and regulations related to corporate governance. The Compensation Committee reviews and evaluates risks related to the design and implementation of all general compensation programs applicable to the Company's employees, including an annual review of both the design and the application of compensation and benefits programs.

Communication with Directors

        The Board of Directors, including a majority of the independent directors, has approved procedures for stockholders to communicate directly with our Board of Directors on a confidential basis. Pursuant to these established procedures, the Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Specifically, the Chair of the Board (if an independent director), or otherwise the Chair of the Nominating and Corporate Governance Committee, with the assistance of the Company's Vice President and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under the procedures approved by the Board of Directors, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to them c/o Vice President, General Counsel and Secretary, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

 OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

        The following table sets forth the number of shares of the Company's voting stock beneficially owned (as determined under the applicable securities regulations) directly or indirectly as of July 7, 2014 by (i) each current director of the Company; (ii) each current and former executive officer of the Company named in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of the Company's voting stock, as well as the percentage of the outstanding voting stock represented by each such amount. Unless otherwise indicated below, the persons named in the table have sole voting and dispositive power as to the shares shown. The information in the table is based on information available to the Company. The total number of shares of Common Stock outstanding as of July 7, 2014 was 7,907,041.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class
Denis R. Brown	42,885	(4)
Joseph Callerame	16,467	(4)
Charles P. Dougherty	2,387	(4)
Robert B. Cline	9,858	(4)
Kenneth J. Galaznik	20,705	(4)
John A. Gordon	26,573	(4)
Paul H. Grazewski	6,450	(4)
Hamilton W. Helmer	49,970	(4)
Don R. Kania	17,351	(4)
Robert N. Shaddock	—	(4)
Mark S. Thompson	12,823	(4)
Jennifer L. Vogel	2,646	(4)
Carl W. Vogt	30,636	(4)
Directors and Current Executive Officers as a Group (13 persons)	246,626	3.1%
BlackRock Inc.(5)	725,455	9.2%
T. Rowe Price Associates, Inc.(6)	938,763	11.9%
The Vanguard Group, Inc.(7)	507,927	6.4%

(1)
Unless otherwise indicated, the address of all persons listed above is c/o American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821.

(2)
Includes shares that may be acquired under stock options exercisable within 60 days after June 15, 2014, as follows: Mr. Brown—34,858; Dr. Callerame—3,125; Mr. Cline—3,164; Mr. Galaznik—6,387; Gen. Gordon—19,926; Mr. Grazewski—1,604; Dr. Helmer—35,000; Dr. Kania—11,181; Dr. Thompson—7,000; Mr. Vogt—14,000 and all current directors and executive officers as a group—142,245.

(3)
The non-employee Directors hold restricted shares which vest ratably during their one year terms as directors. The non-employee Directors in the table hold the following number of restricted shares: Mr. Brown—725; Gen. Gordon—484; Dr. Helmer—484; Dr. Kania—484; Dr. Thompson—484; Ms. Vogel—484; Mr. Vogt—484; and all current directors and executive officers as a group—3,629.

(4)
Amount owned constitutes less than one percent.

(5)
Based on a Schedule 13G filed on January 28, 2014. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based on a Schedule 13G filed on February 7, 2014. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202

(7)
Based on a Schedule 13G filed on February 10, 2014. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355

 COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        In considering our executive compensation policies and practices we have an obligation to balance our interests in managing expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate Company management and employees who contribute to our success. Our approach to achieving this balance is to design and implement an executive compensation program that integrates marketplace appropriate base salaries with short- and long-term performance-based incentives.

        The structure of our compensation plans and the level of compensation that our executives receive are heavily reliant on short- and long-term performance-based factors. We believe that our programs deliver a level of compensation that is appropriate for the financial and operational results achieved.

        In the fiscal year ended March 31, 2014 our earnings per share and net income decreased in comparison to past years. For the three fiscal years ended March 31, 2014 the Company produced the following year-over-year results:

	FY 2012	FY 2013	FY 2014
Decrease in net income	(50)%	(19)%	(13)%
Decrease in earnings per share	(49)%	(12)%	(8)%
Total annual shareholder return(1)	(26)%	(6)%	13%

(1)
Calculated as ending share price minus beginning share price plus dividends divided by beginning share price

        We believe that the compensation programs for our executive officers, including our Named Executive Officers as defined below under "Summary Compensation Table,", allow our Compensation Committee and Board to determine pay based on a comprehensive view of quantitative and qualitative factors designed to produce long-term business success.

        The executive compensation program discussed in the following pages includes a combination of financial performance and operational goals. A significant portion of the executive compensation plan in fiscal year ended March 31, 2014 was contingent upon achieving these financial performance and operational goals. We believe that the structure of our compensation programs aligns the financial interests of executives with the interests of stockholders by linking rewards with the financial and business results that build long-term stockholder value.

Summary of Major Elements of FY14 Compensation
Compensation Element	Purpose	Key Features
Base Salary	Provides a conservative but competitive fixed annual salary.	Designed to retain key executive officers by being competitive but is not considered to be the primary means of rewarding performance.

In establishing base salaries, the Compensation Committee considers market studies conducted biennially by an independent compensation consultant reporting directly to the Chairman of the Compensation Committee of the Board of Directors.

Summary of Major Elements of FY14 Compensation
Compensation Element	Purpose	Key Features
Performance-Based Annual Cash Bonus Program	Provides annual incentive awards upon achievement of predetermined financial and operational performance.
This is a performance-contingent program governed by both individual performance and Company performance. If the Company does not achieve at least 50% of its annual operating income goal, no cash incentive award is paid. Incentive awards are paid in the form of a single lump sum cash payment following confirmation of the achievement of performance goals at fiscal year-end.
Performance and Time Based Long-Term Incentive Program (LTIP)	Provides incentive awards upon achievement of long-term strategic goals that are designed to increase long-term stockholder value.

This is an accelerated vesting program that lifts restrictions on awards as specific predetermined goals are met.

Awards are comprised of restricted stock units and cash. Goals are designed as Company performance objectives. We expect them to be achieved in an average three-year time frame.

A separate program is initiated each year with a five year maximum term. As goals are met, restrictions are lifted during the term on a pro rata basis (e.g., assuming three performance goals each with three milestone goals, restrictions lift on one-ninth of the award upon achievement of each milestone goal). Upon expiration of the five-year term, 50% of awards associated with any unmet goal(s) are forfeited and 50% become vested.

Each program contains a "claw-back provision" in the event that the executive breaches his or her obligations under his or her respective AS&E Employee Representation, Rights in Data and Non-Compete Agreement.

Summary of Major Elements of FY14 Compensation
Compensation Element	Purpose	Key Features
Severance and Change in Control Agreements
Provide competitive benefits to attract motivate and retain key talent in the face of long-term uncertainties.

Align executive actions in connection with a Change in Control with the stockholders' best interests by providing market appropriate income protection.
The agreement provides for compensation in the event of a defined Qualifying Termination of an executive during the period of 24 months following a Change In Control, including termination (i) by us for any reason other than Cause, or (ii) by the executive for Good Reason, each as defined in the Change In Control Agreement.

Does not include any tax "gross-up" provision for the executive.
Health and Welfare Benefits	Provides competitive levels of employee health and welfare benefits.	Benefits do not vary substantially from general employee benefits.
401(k) Defined Contribution Benefit Plan	Provides tax favored retirement savings.	Same program provided to general employee population.

The Role of the Compensation Committee

        The Compensation Committee of the Board of Directors has the responsibility for, among other matters, establishing executive compensation programs, overseeing compensation of executive officers (including employment offers and termination arrangements for executive officers), monitoring all general compensation programs applicable to the Company's employees and overseeing regulatory compliance with respect to compensation matters.

        In the case of compensation for the Chief Executive Officer, the Compensation Committee reviews the goals and objectives established for the Chief Executive Officer, evaluates his performance with respect to such goals and objectives, as well as other factors which may comprise appropriate measures of his performance overall, and, based on such evaluation, makes recommendations to the Board of Directors. This evaluation and determination is made and reviewed annually by the full Board of Directors (acting through its independent directors). The Board of Directors (acting through its independent directors) has sole responsibility for determining compensation for the Chief Executive Officer. The Board of Directors solicits the recommendations of the Compensation Committee regarding the Chief Executive Officer's compensation, taking into consideration the Compensation Committee's evaluation of his performance and achievement of financial, strategic and tactical goals and objectives.

        In evaluating the compensation of the Chief Executive Officer, the Board of Directors, acting through its independent directors in executive session, upon recommendation of the Compensation Committee, considers several factors, including:

  •
  achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales, bookings and earnings per share;

  •
  the Company's position within the industry in which it competes;

  •
  overall Company financial and operational performance;

  •
  overall economic climate;

  •
  individual contribution to the Company; and

  •
  such other qualitative and quantitative factors as the Board of Directors, upon recommendation of the Compensation Committee, may deem appropriate.

        The Chief Executive Officer makes annual recommendations to the Compensation Committee with respect to executive compensation, other than his own. The Committee reviews his proposals and makes a final determination concerning the scope and nature of such compensation arrangements.

        The Compensation Committee typically retains the services of an independent compensation consultant every two years, reporting directly to the Committee, to evaluate the Company's executive compensation packages for marketplace competitiveness and soundness of design. During the most recent review in fiscal year 2013, the Committee retained the services of the Pearl Meyer & Partners, LLC. ("Pearl Meyer") to conduct this study. It is anticipated that the Compensation Committee will retain the services of an independent compensation consultant to conduct a similar study in the fall of fiscal year 2015. In connection with its engagement of Pearl Meyer, the Compensation Committee in July 2013 considered the factors bearing upon the independence of Pearl Meyer that are specified in Nasdaq Marketplace Rule 5605(d)(3)(D).

        In fiscal year 2013, the Committee requested that Pearl Meyer review the base salaries, annual incentives, total cash compensation, long-term equity awards and all other compensation programs for the five named executive officers as well as other members of the Company's executive officers reporting to the Chief Executive Officer (the "2013 Pearl Meyer study"). Pearl Meyer compared these elements of compensation with data from the Radford executive compensation survey and the Pearl Meyer proprietary executive compensation survey for companies in the Boston area with similar revenues, number of employees, in the electronic manufacturing business and companies within comparable GICS industries (e.g. Aerospace/Defense, Electronic Equipment, Instruments and Components). Additionally, companies that list AS&E as a peer in their proxy and companies listed in shareholder advisor reports regarding the Company were also used. The Compensation Committee was not provided the identities of companies in the survey base.

        Additionally, Pearl Meyer reviewed available proxy data from the following companies, each of which is either a company previously reviewed by the Company or a company referenced by ISS Proxy Advisory Services as a potential peer during the prior year proxy season:

Aerovironment Inc. (Nasdaq: AVAV)	Analogic Corp. (Nasdaq: ALOG)	API Technologies Corp (Nasdaq: ATNY)
Astronics Corp. (Nasdaq: ATRO)	DigitalGlobe, Inc. (NYSE: DGI)	Electro Scientific Industries, Inc. (Nasdaq: ESIO)
FARO Technologies, Inc. (Nasdaq: FARO	iROBOT Corp (Nasdaq: IRBT)	KEYW Holding Corp. (Nasdaq: KEYW)
LMI Aerospace, Inc. (Nasdaq: LMIA)	Measurement Specialties, Inc., (Nasdaq: MEAS)	Mercury Computer Systems, Inc. (Nasdaq: MRCY)
Zygo Corp. (Nasdaq: ZIGO)

        The Committee reviewed the data presented by Pearl Meyer to supplement its general understanding of current compensation practices. The Committee does not target payment for any compensation element or total compensation to any specified level of the companies included in the data presented.

Compensation Objectives

        The Company's executive compensation program is designed in significant part to align executive compensation with financial performance, business strategies and Company objectives. Our compensation policy seeks to enhance the profitability of the Company, and thereby enhance long-term stockholder value, by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with profitable public companies engaged in the manufacturing of equipment, similar in size and with similar business platforms as the Company. It is the Company's philosophy to pay at, or near, industry standards in our competitive marketplace for base salary, to use a combination of short- and long-term incentives to reward outstanding Company performance and link the level of the reward to increases in the Company's long-term value.

        It is our intent that the various elements of the Company's executive compensation program combine to accomplish two goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with the stockholders through both short- and long-term increase in Company value.

Relationship of each Compensation Element

        A significant portion of the executive's total compensation is contingent upon achieving predetermined annual and multi-year performance goals. The high degree of leverage of these programs is both a reinforcement of our pay-for-performance philosophy and a strong incentive for the executive. The contribution of each executive compensation program and its relationship to other elements is discussed below.

  •
  Base salary.  Base salaries are designed to retain key executive officers by being competitive, but are not considered to be the primary means of recognizing performance. Incentive programs are expressed as a percentage of the executive's base salary.

  •
  Annual incentive program.  The goals associated with this annual pay-for-performance bonus program ensure that the executives are focused on continually improving the near-term financial and operational basis of the Company necessary for continued growth. This program is 100% contingent on financial performance in that, if predetermined financial goals are not met, the program does not pay out.

  •
  Long-term incentive program.  The performance-vesting of this award reinforces both our pay-for-performance objectives and long-term retention of key executives.

Executive Compensation Program

        Base Salary.    The salary levels for the Company's executive officers are reviewed against broad-based compensation surveys and compensation levels of the peer companies as described above, to assess whether such compensation remains at competitive market levels. The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and the executive officers reporting to the Chief Executive Officer. In addition, the Compensation Committee also reviews the recommendations of the Chief Executive Officer, in consultation with the Senior Vice President of Human Resources, for merit-based increases for the other executive officers. Each executive's performance for the year is measured against predetermined financial and non-financial objectives, such as successful implementation of management processes, policies and business strategies, and these results are among the factors used as a guide for any salary increase or decrease.

        The Compensation Committee concluded after reviewing the 2013 Pearl Meyer Study that the base salaries of its executive officers were broadly competitive with those executive officers having equivalent responsibilities of the companies included in the 2013 Pearl Meyer Study and no base salary increases were approved for fiscal year 2014 for the executive officers.

        During our merit review process or upon hire, base salaries are set for our executive officers, including the named executive officers by evaluating the competitive marketplace salaries of other Company executives, the scope of each executive's responsibilities and each executive's skills. The Committee approved for FY 2015 a merit increase for the executives in aggregate of 3% of their base salary.

        Performance-Based Annual Bonus Program.    Performance-based annual bonus compensation is an important element to reward and motivate executives by making a significant portion of their compensation dependent on the Company's financial performance. The performance threshold established by the Compensation Committee for fiscal year 2014 was met and each eligible executive officer received a performance-based bonus for fiscal year 2014. A description of the performance-based annual bonus program for fiscal year 2014 is set forth below.

        The target bonuses (i.e., amount paid for 100% performance) are calculated as a percentage of base salary. In fiscal year 2014 the target bonuses, expressed as a percentage of base salary, were:

Position	Target Cash Bonus as Percentage of Base Salary
Chief Executive Officer	100%
Chief Financial Officer	65%
All other Executive Officers	50%

        The annual bonus plan for the Chief Executive Officer and executive officers required that a predetermined threshold level of financial performance be met before any bonus is paid in fiscal year 2014. The threshold was defined to be 50% of the target corporate performance factor, which, for fiscal year 2014, was a target level of operating income of $28.379 million for the year. If a corporate performance level of 50% of target is met, the plan is designed to pay up to 50% of the target bonus, with the portion of the 50% actually paid, depending on the extent of attainment of the executive's individual performance goals. If the financial performance level of at least 101% of target is met, the plan is designed to pay up to an additional 50% of the target bonus, with the portion of the 50% actually paid, depending on the extent of attainment of the executive's individual performance goals. No bonus is paid for corporate financial performance below 50% of the target.

        Over-achievement of corporate financial performance goals is rewarded by pro-rating the executive's target bonus in relation to the over-achievement of financial goals up to a maximum of 200%, again depending upon their achievement of their individual performance goals. Additional compensation above this level is at the discretion of the Compensation Committee and Board of Directors.

        If and when the determination is made that the threshold was achieved, the bonus paid is determined by a formula that adjusts each individual participant's target bonus both by a factor based on the individual's achievement of individual performance targets and another factor based on the Company's achievement of its corporate performance factor. The maximum achievement of individual performance factor is capped at 100%. Individual performance goals are established by the Board (acting through its independent directors upon recommendation of the Compensation Committee) for the Chief Executive Officer and by the Chief Executive Officer for the other members of the executive team.

        The individual performance goals (with their relative weightings) for each of the Named Executive Officers for the fiscal year were:

  •
  Mr. Dougherty was provided per his employment contract, a guaranteed payment for 100% of his first year annual bonus program.

  •
  Mr. Galaznik was responsible for: (i) establishing a product line financial reporting methodology (25%); (ii) establishing business operational review methodology (20%); (iii) strategic financial organizational milestones (20%); cash utilization strategy (20%) and competitor analysis (15%).

  •
  Mr. Callerame was responsible for: (i) designing smaller footprint products (50%); (ii) assessing new technologies aligned with company strategic plan (25%); and (iii) implementing new lean product development process (25%).

  •
  Mr. Grazewski was responsible for: (i) establishing prioritized product roadmaps (40%); establishing and implementing a strategic planning program (40%); and establishing comprehensive new product rollout plans (20%).

  •
  Mr. Cline was responsible for achieving certain operations milestones: (i) cost of poor quality (30%) and (ii) inventory management (30%); (iii) unit price cost reduction (20%); (iv) lean manufacturing process improvements (20%).

        Each of the Named Executive Officers achieved 100% of their individual performance goals for fiscal year 2014. The Company's operating income for fiscal year 2014 was $15.1 million. Because the threshold target related to operating income was achieved for fiscal year 2014, the Named Executive Officers received an annual performance-based bonus at 50% of their performance-based bonus target.

        In May 2014, the Compensation Committee approved a continuation of the performance-based annual bonus programs for fiscal year 2015 on substantially the same terms as fiscal year 2014, with the same threshold level of financial performance (keyed to a new operating income target for fiscal year

2015), which must be met before any bonus becomes payable. Because of the highly unpredictable nature of our business, it is difficult to reliably predict with the likelihood of achieving this threshold. For example, while the Company met its financial targets for fiscal years 2009 through 2011, and the threshold level for fiscal year 2014, the Company did not achieve the threshold financial performance factor for fiscal year 2012 or 2013.

        2014 Long-Term Incentive Compensation.    Corporate goals for the 2014 long-term incentive compensation program include product revenue growth, new product introductions and return on adjusted net assets over the term of the program. Our program consists of granting long-term incentives in the form of restricted stock units and cash-settled awards subject to performance and time based vesting of the goals, and is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder value. The allocation of the form of awards is determined based on a consideration of accounting and tax factors, along with the Company's cash position and availability of shares for awards.

        The corporate financial and business goals underlying the 2014 incentive program were recommended by the Compensation Committee for approval by the Board of Directors (acting through its independent members) for the Chief Executive Officer and the members of the executive team. These goals include both the financial metrics and business objectives that we believe will result in the growth of long-term stockholder value. A portion of the long-term incentive compensation vests as each of the goals are met. 100% of the award will vest if all of the goals are met within the five year term of the award.

        If some portions of the goals are not met within the five year term, half of the remaining unvested value of the long-term incentive compensation time vests and the remainder is forfeited at the end of the five year term. We believe that the combination of performance vesting modified by a cliff vesting of only a portion of the award (with the rest being forfeited) achieves a balance of performance incentive and executive retention that serves the best interests of the stockholders.

        The long-term incentive plans for fiscal years 2014 calculated the initial value of the award based on a percentage of the applicable executive's base salary. The value of the award as a percentage of base salary for the Chief Executive Officer was 200%, the Chief Financial Officer was 200%, and all other executive officers were 120%.

        Corporate performance goals for vesting of these awards, commencing with the 2009 fiscal year, included product revenue growth, new product introductions and return on adjusted net assets over the term of the program. The corporate goals for the long-term incentive plans to date were met within the following time frames:

Incentive Plan Initiated in Fiscal Year Ended	Form of Award	Period of Achievement/Acceleration	Portion of Award Vested to Date
March 2010	Restricted Stock/Options	Two thirds of goals met in 24 months	83.34	%(1)
March 2011	Cash	Two thirds of goals met as of March 2014	66.66	%(2)
March 2012	Cash	No goals met as of March 2014	0.00	%(3)
March 2013	Cash	No goals met as of March 2014	0.00	%(3)
March 2014	Restricted Stock Units/Cash	Two of nine milestone goals met as of March 2014	22.22	%(4)

(1)
Two goals were met in fiscal year ended March 31, 2011 for the long-term incentive program initiated in March 2010. These goals were (1) achieving a predetermined cumulative return on adjusted net assets as defined in the agreement and (2) the introduction of a specific predetermined number of additional new products. Expiration of the five year plan term was recognized for the fiscal year ending March 31, 2014 with the revenue goal not achieved, resulting in 50% of the unvested award forfeited and 50% of the revenue goal award being vested.

(2)
As of fiscal year ending March 31, 2014, two goals have been met in this plan. One goal was met in fiscal year ended March 31, 2012 for the long-term incentive program initiated in March 2011. This goal was achieving a predetermined cumulative return on adjusted net assets as defined in the agreement. The product goal was achieved during the fiscal year ending 2014 and the bonus earned is reflected in the 2014 summary compensation tables.

(3)
The March 2012 and 2013 incentive plans, as revised, contain performance goals based on revenue and return on net assets.

(4)
As of fiscal year ending March 31, 2014, two milestone goals of revenue and product have been met in this plan resulting in two-ninths of the awards being recognized.

Claw-Back Provisions

        The 2014 long-term incentive compensation program contains a "claw-back" provision that reverses the vesting of stock, option or cash awards in the event that the executive breaches obligations under the AS&E Employee Representation, Rights in Data and Non-Compete Agreement. The conditions to the "claw-back" provision have not been triggered to date.

Fiscal Year 2015 Long Term Incentive Plan

        In May 2014, the Compensation Committee approved continuing the long-term incentive program with compensation target values for fiscal year 2015, expressed as a percentage of base salary, as follows:

Position	Value of Award as a Percentage of Base Salary
Chief Executive Officer	200%
Chief Financial Officer	200%
Other Executive Officers	120%

        The decision to continue with an equity-based long term incentive program is based on the following considerations:

  •
  To provide greater management alignment with shareholder interests and directly link incentives to shareholder value creation

  •
  Foster a stronger pay-for-performance culture and retain key executives and employees

  •
  Facilitate long-term executive stock ownership

        Stock Ownership Guidelines.    The members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and other executive officers are expected to build and maintain a personal portfolio of the Company's common stock according to the following guidelines:

Position	Value of Stock Owned as a Percentage of Base Salary
Members of the Board of Directors	400% (Target based upon cash retainer)
Chief Executive Officer	200%
Chief Financial Officer	100%
Other Executive Officers	50%

        Executive officers are given a four year period and non-employee Directors are given a five year period, measured from their date of hire, initial date of service on the Board of Directors, or increase in compensation, as applicable, to achieve these targets. If, after the end of the applicable accumulation period, any individual subject to these guidelines falls below his or her individual stock ownership guidelines, that individual will be required to hold all then currently owned stock until the guidelines are met or termination of employment, whichever occurs first.

        All executive officers and the Board of Directors were either in compliance or on track to be in compliance with these guidelines as of March 31, 2014.

        Change in Control and Severance Benefits.    To ensure that our compensation package remains competitive with industry practice and that the incentives of the executives are further aligned with the best interests of the stockholders in the event of a change in control of the Company, the Company provides change in control and severance benefits to each of its executive officers. These benefits are governed by a change in control and severance benefit agreement (in each case the "CIC agreement") for each of our named executive officers.

        A more detailed description of these agreements is included in the section below entitled "Employment, Change in Control and Severance Agreements." For additional information on potential payments to named executive officers in the event of a change in control, please see below in the section entitled "Potential Payments upon Termination or Change in Control."

        In summary, the CIC agreements that apply to our Named Executive Officers provide for the following benefits contingent upon the executive providing a release of claims as a condition to their payment:

Termination outside of a Change in Control	1X current annualized base salary for all other named executive officers and 2X current annualized base salary for the Chief Executive Officer.
Termination following a Change in Control
2X current annualized salary plus target bonus plus full vesting of all options and restricted stock then held by the executive; plus full vesting of all performance-based cash long-term incentive awards.
Change in Control (regardless of Termination)	Full vesting of all options and restricted stock and long-term incentive cash-based awards held by the executive if such awards are not assumed or replaced upon a change in control
Change in Control Protection Period	24 months following a change in control

Perquisites

        The Company provides to members of its executive team an annual executive physical and executive life insurance.

        Mr. Dougherty receives the additional perquisites of the continuation of travel expenses between his residences in Lower Gwynedd, PA and Boston, MA as well as reasonable and actual relocation costs, including tax gross up for any components that are taxable income, for the approximate same amount as the previous year.

        The total value of these perquisites for each member of the executive team other than Mr. Dougherty does not exceed $10,000. Additional information about Mr. Dougherty's perquisites is set forth in the Summary Compensation Table.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and its other three officers (other than the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among the most highly compensated officers. Qualified performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations. Current outstanding cash and equity-based awards do not qualify as performance-based compensation.

Compensation Committee Report

        The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis as required by the applicable securities regulations with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

        This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report.

Report Submitted By: Mr. Denis Brown (Chairman), Dr. Mark Thompson,
Mr. Carl Vogt, Gen. John A. Gordon (Retired)

Summary Compensation Table

        The table below shows the annual compensation for the fiscal years indicated of our Named Executive Officers, consisting of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were in office on March 31, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
Charles P. Dougherty(5)	2014	518,000	658,000	648,000	86,000	1,910,000
President and Chief
Executive Officer
Joseph Callerame	2014	271,000	195,000	200,000	10,000	676,000
Senior Vice President,	2013	271,000	—	—	10,000	281,000
Science and Technology,	2012	271,000	—	103,000	10,000	384,000
Engineering and
Program Management
Robert B. Cline	2014	240,000	172,000	175,000	8,000	595,000
Senior Vice President,	2013	240,000	—	—	12,000	252,000
Operations	2012	240,000	—	89,000	8,000	337,000
Kenneth J. Galaznik	2014	300,000	359,000	356,000	8,000	1,023,000
Senior Vice President,	2013	302,000	—	—	8,000	310,000
Chief Financial Officer,	2012	323,000	—	205,000	8,000	536,000
Treasurer
Paul H. Grazewski	2014	250,000	180,000	177,000	8,000	615,000
Senior Vice President,	2013	237,000	—	—	8,000	245,000
Product Management,	2012	231,000	—	88,000	8,000	327,000
Marketing and Strategy

(1)
The Stock Awards column represents the grant date fair value of restricted stock units awarded during the fiscal year indicated, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on June 6, 2014.

(2)
The Company granted no option awards to the named executive officers in the periods reported.

(3)
Non-Equity Incentive Plan Compensation represents incentive compensation earned for the indicated fiscal year under the Company's performance-based long-term incentive compensation program and/or under the Company's performance-based annual incentive compensation program. For fiscal years 2012 and 2013, no payments were made under the Company's performance-based annual incentive program. In fiscal year 2012, executive officers received payments for vesting of long-term incentive compensation awards originally granted in prior fiscal years. In fiscal year 2014, executive officers received payments for vesting of long-term incentive compensation awards granted in the prior and the current fiscal years. In addition in fiscal year 2014, the Chief Executive Officer received the full value of his performance-based annual incentive bonus as stipulated in his offer letter and the other named executive officers received performance-based annual incentive bonuses at the threshold level. For additional information on these programs, please see the section herein named "Compensation Discussion and Analysis—Executive Compensation Program."

(4)
All Other Compensation includes payments by the Company for life insurance premiums, matching contributions to the employee's 401(k) account, costs for annual physical examination for executive officers and costs for temporary living expense and commuting expenses for Mr. Dougherty.

(5)
Mr. Dougherty commenced employment with the Company on April 8, 2013.

Grants of Plan-Based Awards in Fiscal Year 2014

        The following table provides information on all plan-based awards granted in the fiscal year ended March 31, 2014 to the Named Executive Officers.

Estimated possible payouts under non-equity incentive plan awards

			Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards(3)			Exercise or base price of option awards ($/Sh)	Grant date fair value of stock awards(3) ($)
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Charles P. Dougherty		(1)	$275,000	$550,000	$1,100,000
		(2)	220,000	440,000	440,000
	10/16/13					5,372	10,743	10,743	—	$658,000
Joseph Callerame		(1)	$68,000	$136,000	$272,000
		(2)	65,000	130,000	130,000
	10/16/13					1,590	3,179	3,179	—	$195,000
Robert B. Cline		(1)	$60,000	$120,000	$240,000
		(2)	58,000	115,000	115,000
	10/16/13					1,408	2,815	2,815	—	$172,000
Kenneth J. Galaznik		(1)	$98,000	$195,000	$390,000
		(2)	120,000	240,000	240,000
	10/16/13					2,930	5,860	5,860	—	$359,000
Paul H. Grazewski		(1)	$63,000	$125,000	$250,000
		(2)	60,000	120,000	120,000
	10/16/13					1,465	2,930	2,930	—	$180,000

(1)
Amounts shown are estimated possible cash payouts for fiscal year 2014 for the Named Executive Officers under the performance-based annual incentive compensation program. Threshold amounts represent the minimum amount that could be earned for meeting the minimum operating income metrics. Target amounts are based on a percentage of the individual's 2014 base salary as outlined in the Compensation Discussion and Analysis above. Maximum amounts are based on 200% of the Named Executive Officers' applicable target amount for fiscal year 2014 and represent the maximum payout under the program. Due to the fact that the Company met the threshold financial performance targets required under the program in fiscal year 2014, performance-based annual incentive awards at the threshold amounts were paid for fiscal year 2014 and are included in the non-equity incentive plan compensation in the Summary Compensation Table for fiscal year 2014.

(2)
Amounts shown as estimated possible cash payouts represent the value of cash awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target and maximum amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above. Two of the nine performance milestones related to this cash award were achieved in fiscal year 2014 and the resultant cash awards paid are included the non-equity incentive compensation in the Summary Compensation Table for 2014.

(3)
Amounts shown as estimated possible stock payouts represent the number of restricted stock units awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term. Target and maximum amounts are based on a percentage of the individual's long-term incentive plan award as outlined in the Compensation Discussion and Analysis above.

(4)
Amounts shown as estimated possible payouts represent the value of restricted stock unit awards granted under the long-term incentive plan outlined in the Compensation Discussion and Analysis. Threshold amounts represent 50% of the total potential award as, under the terms of the incentive program, if no performance targets are achieved, half of the unvested value of the long-term incentive compensation cliff vests and the remainder is forfeited at the end of the five year term.

Outstanding Equity Awards at 2014 Fiscal Year End

        The following table sets forth information regarding the number of equity awards held by the Named Executive Officers at March 31, 2014.

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Equity Incentive Plans: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plans: Market or payout value of unearned shares, units or other rights that have not yet vested ($)(8)
Charles P. Dougherty									10,743	(7)	$722,000
Joseph Callerame	481	(1)	—	—		$53.55	11/1/05	11/1/15
	1,076	(3)	—	—		$61.45	8/15/07	8/15/17
	173	(3)	—	—		$60.66	9/14/07	9/14/17
	802	(4)	—	—		$51.56	6/12/08	6/12/18
	791	(5)	—	395	(5)	$61.40	5/15/09	5/15/19	4,626	(7)	$311,000
Robert B. Cline	3,000	(6)	—	—		$53.55	11/1/05	11/1/15
	—		—	328	(5)	$61.40	5/15/09	5/15/19	4,015	(7)	$270,000
Kenneth J. Galaznik	673	(1)	—	—		$53.55	11/1/05	11/1/15
	1,027	(2)	—	—		$52.82	6/20/06	6/20/16
	1,793	(3)	—	—		$61.45	8/15/07	8/15/17
	289	(3)	—	—		$60.66	9/14/07	9/14/17
	1,474	(4)	—	—		$51.56	6/12/08	6/12/18
	1,509	(8)	—	754	(5)	$61.40	5/15/09	5/15/19	8,621	(7)	$579,000
Paul H. Grazewski	375	(1)	—	—		$53.55	11/1/05	11/1/15
	623	(3)	—	—		$61.45	8/15/07	8/15/17
	101	(3)	—	—		$60.66	9/14/07	9/14/17
	673	(5)	—	337	(5)	$61.40	5/15/09	5/15/19	4,163	(7)	$280,000

(1)
Options were originally granted as part of a performance-based award, which vested 3/31/07 upon achievement of performance goals.

(2)
Options were originally granted as part of performance-based awards, which vested 3/31/09 upon achievement of performance goals.

(3)
Options are part of performance-based awards, one-third of which vested 3/31/09 and two-thirds of which vested 3/31/10 upon achievement of performance goals.

(4)
Options are part of performance-based awards, two-thirds of which vested 3/31/10 and one-third of which vested 3/31/11 upon achievement of performance goals.

(5)
Options are part of performance-based awards, two-thirds of which vested 3/31/11 upon achievement of performance goals.

(6)
Original grant of 3,000 options vested in three annual installments from date of grant.

(7)
Awards vest upon attainment of performance-based goals over a five year period. If performance goals are not met within the five year period, 50% of unvested shares subject to the awards vest at that time. The figures above are based upon the assumption that all performance goals will be met, and therefore all shares subject to the awards will vest within the five year period.

(8)
Market value of stock awards is calculated by multiplying the closing price of the Company's common stock on March 31, 2014, the last trading day of the Company's fiscal year 2014, by the number of shares of stock constituting the award.

Option Exercises and Stock Vested in Fiscal Year 2014

        The following table sets forth information regarding the number of shares acquired and value realized for stock options exercised for all Named Executive Officers during fiscal year 2014. There were no other stock awards which vested for the Named Executive Officers during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Joseph Callerame	8,629	$224,000	—	$—

(1)
The amount shown in this column represents the difference between the option exercise price and the closing market price on the date of exercise.

Employment, Change in Control and Severance Agreements

Employment Agreement with Charles P. Dougherty

        On March 13, 2013, the Board elected Charles P. Dougherty, to serve as the Company's President and Chief Executive Officer, effective as of April 8, 2013.

        On March 13, 2013, the Company entered into an employment agreement with Mr. Dougherty, effective April 8, 2013, that included the following compensation elements:

  •
  an annual base salary of $550,000, subject to possible increase by the Company's Board of Directors from time to time at its sole discretion;

  •
  eligibility to participate in the Company's performance-based annual incentive compensation plan for the Company's senior executives, with a target bonus equal to 100% of his base salary. The target bonus for fiscal year 2014 was guaranteed, provided that Mr. Dougherty remained employed with the Company through the end of the fiscal year;

  •
  initial incentive awards, under the Company's long term incentive program, equal to 200% of his base salary. Such awards could be in the form of restricted stock, stock options and/or cash as determined by the Board's Compensation Committee.

  •
  up to $15,000 in travel expenses between his non-Boston residence and Boston in the 12 months following commencement of employment. He was also eligible to receive reasonable and actual relocation costs, including tax gross up for any components that are taxable income. In January 2014 these travel and relocation benefits were extended through fiscal 2015.

  •
  vacation benefits of five weeks per calendar year.

        Mr. Dougherty was appointed to the Board following the commencement of his employment and will continue to be nominated for election in subsequent stockholder elections for as long as he continues to serve as Chief Executive Officer. Mr. Dougherty entered into the Company's standard Employee, Representation, Rights in Data, and Non-Compete Agreement regarding confidential information, assignment of rights to intellectual property, and non-competition.

        Mr. Dougherty also entered into a Change of Control & Severance Benefit Agreement for Chief Executive Officer with the Company, dated March 13, 2013. This agreement became effective on April 8, 2013 and expired on March 31, 2014. On April 1, 2014, the Company entered into a new 2014 Change of Control and Severance Benefit Agreement with Mr. Dougherty. This new agreement replaced the expiring agreement and become effective on April 1, 2014 and terminates on March 31,

2015, although the agreement may be automatically extended for successive one year terms. The terms of his Agreement are described below.

Potential Payments upon Termination or Change in Control

        The Named Executive Officers are covered by a Change in Control and Severance Benefit Agreement. This agreement expired on March 31, 2014 and was replaced with the 2014 Change of Control and Severance Benefit Agreement (the 2014 CIC Agreement) which is effective through March 31, 2015, although the agreement may be automatically extended for successive one year terms. The 2014 CIC Agreement contains the same benefits as the prior agreement.

Termination Following a Change in Control

        Under the terms of their 2014 CIC Agreements, if a designated executive is terminated or leaves the Company for good reason as defined in the agreement, within two years following a change in control of the Company, such executive will be eligible to receive: (A) a payment equal to two times the sum of such executive's then-current annualized base salary plus his annual target bonus, (B) the payment or continuation of health benefits for up to 18 months and (C) the vesting of all stock based or cash-based award then held by the executive. The CIC Agreements define "good reason" as:

  •
  any action by the Company which results in a material adverse change in reporting relationship, authority, duties or responsibilities of the executive, subject to certain specified exceptions;

  •
  a material reduction in the executive's annual base salary, or material adverse change in annual bonus opportunity;

  •
  the Company's requiring the executive to be based in any office or location that is more than twenty-five (25) miles from his or her then-current base office or work location, unless the new location is closer to his or her residence.

        The CIC Agreements define a "change in control" as the occurrence of any of the following:

  •
  any person, other than the Company or an affiliate, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

  •
  consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the closing of a sale or other disposition by the Company of all, or substantially all, of the assets of the Company;

  •
  incumbent directors cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date of the respective agreements and whose election or nomination for election was approved by a vote of at least two-thirds of the incumbent directors shall be treated as an incumbent director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

  •
  a complete liquidation or dissolution of the Company.

        To qualify as a "change in control", an occurrence must also constitute a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

        The foregoing definitions are summaries and are qualified in their entirety by the definitions that appear in the full agreements to which they relate.

        Estimated amounts payable in the event of termination following a change in control are as follows:

Name	Cash(1)(2)	Value of Accelerated Equity Awards(3)
Charles P. Dougherty	$2,677,000	$722,000
Joseph Callerame	$1,838,000	$313,000
Robert B. Cline	$1,623,000	$272,000
Kenneth J. Galaznik	$2,920,000	$583,000
Paul H. Grazewski	$1,656,000	$282,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary for the executive officer at March 31, 2014;

b.
Annual target bonus calculated by taking current salary multiplied by target cash bonus percentage;

c.
Health benefits based on current COBRA rates; and

d.
Value of current non-vested cash awards under the long-term incentive plans.

(2)
Amounts shown in the table assume that the termination occurred on March 31, 2014, the last day of the Company's fiscal year 2014 and therefore reflect no proration of the target bonus.

(3)
Assumes stock price of $67.17, which was the closing price of our stock on March 31, 2014, the last trading day of the Company's fiscal year.

Change in Control without Regard to Termination

        Under the terms of the 2014 CIC Agreements, if a change in control occurs and the executive's stock-based awards are not assumed or replaced in connection with such change in control, all then-unvested options and restricted stock and cash-based long-term incentive awards held by such executive shall immediately be vested or have any restrictions lifted, regardless of any termination of employment.

        Estimated amounts payable in the event of a change in control, after which the applicable executive's stock-based or cash based long-term incentive plan awards are not assumed or replaced, without regard to any termination of employment, are as follows:

Name	Value of Accelerated Cash-Based LTIP Awards(1)	Value of Accelerated Equity-Based LTIP Award(2)
Charles P. Dougherty	$440,000	$722,000
Joseph Callerame	$988,000	$313,000
Robert B. Cline	$870,000	$272,000
Kenneth J. Galaznik	$1,897,000	$583,000
Paul H. Grazewski	$873,000	$282,000

(1)
Value of current non-vested cash awards under the long-term incentive plans.

(2)
Assumes stock price of $67.17, which was the closing price of our stock on March 31, 2014, the last trading day of the Company's fiscal year.

Termination Outside of a Change in Control

  Termination without Cause or Departure for Good Reason.

        In the event a Named Executive Officer other than the Chief Executive Officer is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to one times such executive's then-current annualized base salary and (B) the payment or continuation of health benefits for up to one year. In the event the Chief Executive Officer is terminated by the Company without cause or leaves for good reason, he or she will be eligible to receive (A) a payment equal to two times such executive's then-current annualized base salary and (B) the payment or continuation of health benefits for up to eighteen months.

        Estimated amounts payable in cash in the event of a termination without cause or departure for good reason are as follows:

Name	Termination without Cause or Departure for Good Reason(1)
Charles P. Dougherty	$1,137,000
Joseph Callerame	$296,000
Robert B. Cline	$262,000
Kenneth J. Galaznik	$322,000
Paul H. Grazewski	$272,000

(1)
Cash payment amounts are based on the following components:

a.
Base pay using base salary payable to Executive by the Company on March 31, 2014; and

b.
Health and dental benefits based on current COBRA rates.

  Termination due to Death.

        In the event of the death of a Named Executive Officer, during the term of his or her agreement, the executive's designated beneficiary or estate will be entitled to prorated vesting of his or her outstanding and unvested stock and cash-based long-term incentive awards pursuant to the respective agreements under which such awards issued.

        Estimated amounts payable in cash in the event of a termination due to death are as follows:

Name	Cash(1)	Value of Accelerated Equity Awards(2)
Charles P. Dougherty	$184,000	$302,000
Joseph Callerame	$595,000	$139,000
Robert B. Cline	$523,000	$121,000
Kenneth J. Galaznik	$1,152,000	$259,000
Paul H. Grazewski	$522,000	$125,000

(1)
Cash-based long-term incentive awards become vested and exercisable or have the restrictions lifted on a prorated basis reflecting the percentage of such awards that was accrued by the Company on its books at the time of the participant's death.

(2)
Under terms of long-term incentive award agreements, shares and options shall become vested, and the restrictions lifted, on a prorated basis reflecting the percentage of such shares that was accrued by the Company on its books at the time of the participant's death. Assumes stock price of $67.17, which was the closing price of our stock on March 31, 2014, the last trading day of the Company's fiscal year.

  Termination due to Retirement.

        Under the terms of the long-term incentive award agreements granted in fiscal 2007 through 2013, if the executive terminates by reason of retirement prior to the expiration of the award agreement, and the Participant's age is equal to or greater than 65 and the participant's age plus years of service is equal to or greater than 70, one half of the pro-rata portion of the unvested award accrued by the Company at the retirement date shall immediately vest and the remainder is forfeited. Under the terms on the long-term incentive award agreement granted in fiscal year 2014, if the executive terminates by reason of retirement prior to the expiration of the award agreement, and the executive's age is equal to or greater than 60 and the executive has at least five full years of service, the pro-rata portion of the unvested award accrued by the Company at the retirement date shall immediately vest. No executive received payments under this award during fiscal year 2014.

        Conditions to or Limitations on Payment.    The entitlement of each of the Named Executive Officers to the benefits described in this section is conditioned on his or her signing a release of claims against the Company and his or her refraining from making disparaging statements about the Company and its affiliates. The 2014 CIC Agreements also contain provisions requiring the Named Executive Officers to comply with certain non-competition and non-solicitation restrictions for a period of time after termination of employment. In addition, these agreements provide that payment of benefits may be subject to certain limitations and restrictions imposed by Section 409A of the Internal Revenue Code (the "Code"), as amended, and, in the case of a change in control, a reduction in order to avoid the application of the parachute excise tax under Section 4999 of the Code.

Compensation of Directors

        Directors who are also employees of the Company do not receive additional compensation as directors. Under the Non-employee Board of Directors Compensation Plan, non-employee directors receive compensation in the form of an annual cash retainer, paid quarterly in advance, and restricted stock awards granted annually on the annual meeting date and vesting in twelve monthly increments over a one-year period.

        The breakdown of the compensation awarded under this amended plan is as follows:

	Board of Directors	Audit Committee	Compensation Committee	Other Committees
Annual cash retainer	$33,000	$6,000	$4,000	$2,000
Additional cash retainer—Chair	$15,000	$4,000	$1,000	$1,000
Restricted stock awards	$110,000 worth of shares(1)	—	—	—
Additional stock awards—Chair	$55,000 worth of shares(1)	—	—	—

(1)
Number of shares granted is determined by dividing dollars indicated by the closing price of the Company's common stock on the date of grant (or the nearest trading day prior to the date of grant, in the event the date of grant is not a trading day).

        The following table reflects compensation awarded to non-employee directors in fiscal year 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Denis R. Brown	54,000	165,000	214,000
John A. Gordon	37,000	110,000	147,000
Hamilton W. Helmer	45,000	110,000	155,000
Don R. Kania	40,000	110,000	150,000
Mark S. Thompson	44,000	110,000	154,000
Jennifer L. Vogel	40,000	155,000	195,000
Carl W. Vogt	40,000	110,000	150,000

(1)
The Stock Awards column represents the fair value of restricted stock awarded during fiscal year 2014, computed in accordance with the FASB ASC 718 Compensation—Stock Compensation. The assumptions used to calculate the value of stock awards are set forth under Note 6 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for fiscal year 2014 filed with the SEC on June 6, 2014.

        The following table sets forth the number of stock options and restricted stock awards outstanding for each non-employee director as of March 31, 2014, the last day of the Company's fiscal year:

	Number of Stock Option Awards Outstanding	Number of Unvested Restricted Stock Awards Outstanding
Denis R. Brown	34,858	1,444
John A. Gordon	19,926	963
Hamilton W. Helmer	35,000	963
Don R. Kania	11,181	963
Mark S. Thompson	7,000	963
Jennifer L. Vogel	—	963
Carl W. Vogt	14,000	963

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended March 31, 2014, the Company's Compensation Committee consisted of Dr. Mark Thompson, Mr. Denis Brown, Mr. Carl Vogt and Gen. John Gordon. None of the Compensation Committee's current members has at any time been an officer or employee of the Company. None of the Company's executive officers serve or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company's Board or Compensation Committee.

Policies and Procedures with Respect to Related Party Transactions

        The Company has adopted a written policy that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including the applicable securities regulations and NASDAQ Stock Market Listing Rules. Current securities regulations define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than five percent of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than five percent of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a five percent or greater beneficial ownership interest.

        In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of officer and directors, including conflicts of interest and adherence to the Company's Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Likewise, under the Code of Business Conduct and Ethics, the knowing failure of an employee, officer or director to disclose conflicts of interest can subject such individual to disciplinary action, including dismissal or removal from office.

Certain Relationships and Related Party Transactions

        There was no related party transaction during fiscal year 2014 required to be reported pursuant to Item 404 of Regulation S-K.

 PROPOSAL NO. 2

APPROVAL OF THE 2014 EQUITY AND INCENTIVE PLAN

        The Company's Board of Directors is seeking stockholder approval of the American Science and Engineering, Inc. 2014 Equity and Incentive Plan, referred to as the "2014 Plan," adopted by the Board of Directors on May 21, 2014, subject to the approval by our stockholders. The 2014 Plan is an important part of the Company's compensation program and the Board of Directors believes it is essential to the Company's ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view equity incentives as an important component of their compensation. The 2014 Plan will provide the Company with flexibility to issue restricted stock, restricted stock units, unrestricted stock awards, performance share awards, incentive and nonstatutory options, dividend equivalent rights, cash awards and stock appreciation rights.

        The Company currently maintains the 2005 Equity and Incentive Plan ("2005 Plan"), the 2003 Non-Employee Director Stock Plan ("2003 Director Plan") as well as several other stock option plans ("Prior Plans"). As of March 31, 2014, outstanding options and awards under these plans were comprised of the following:

	Options outstanding	Weighted average exercise price	Restricted Stock and Units Outstanding	Weighted average price
2005 Plan	189,814	$64.53	72,000	$61.30
2003 Director Plan	21,000	66.45	—	—
Prior Plans	14,150	33.43	—	—

Total	224,964	$62.75	72,000	$61.30

        During the fiscal year ended March 31, 2014, the Company made no grants of stock options and made grants of 70,515 restricted stock and restricted stock unit awards. As of June 16, 2014, the closing price of the Company's Common Stock as reported on the Nasdaq Global Select Market was $66.44 per share. The weighted average remaining term of stock options outstanding under the 2005 Plan at March 31, 2014 was 4.0 years. No outstanding stock options granted by the Company are entitled to dividend equivalent rights.

        As of March 31, 2014, 187,000 shares of Common Stock remained available for grant under the 2005 Plan and no shares were available for grant under the 2003 Director Plan or the Prior Plans.

        Since the fiscal year end, the Company has made additional restricted stock unit grants under the 2005 Plan as part of the fiscal 2015 long term incentive plan, leaving only 119,000 shares available for grant at June 30, 2014. We believe it is critical that the Company receive approval of the proposed 2014 plan in order for the Company to continue to provide stock based awards to its key employees and directors. Upon the approval by the Company's stockholders of the 2014 Plan, the 2005 Plan will be terminated and no further awards will be made under the 2005 Plan.

Principal Features of the 2014 Plan

        A copy of the 2014 Plan is included as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the full text of the 2014 Equity and Incentive Plan.

Purpose

        The purpose of the 2014 Equity and Incentive Plan is to (1) provide long-term incentives and rewards to employees, officers, directors and other key persons (including consultants) of the Company and its subsidiaries who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, (2) assist the Company and its subsidiaries in attracting and retaining persons with the requisite experience and ability and (3) more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company's stockholders.

Administration

        The 2014 Plan shall be administered by either the Board or a committee of not less than two Independent Directors (as defined in the 2014 Plan) (the "Committee"), as determined by the Board from time to time; provided that, (i) for purposes of awards to directors or reporting persons of the Company, the Committee shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award and (ii) for purposes of Performance-Based Awards, the Committee shall be a committee of the Board composed of two or more Outside Directors. The Committee determines which eligible persons shall receive an award and the terms and conditions of each award, including, if relevant, the exercise price, the form of payment of the exercise price, the number of shares, cash or other consideration subject to the award, the vesting schedule and the term. The Committee will also make all other determinations and interpretations under the 2014 Plan. Subject to certain limitations, the Committee may delegate to one or more of the Company's executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or to Section 162(m) of the Code.

Eligibility

        While incentive stock options may only be granted to employees of the Company or a subsidiary, all other awards may be granted to employees, officers, directors, and consultants of the Company or any subsidiary. As of March 31, 2014, the Company had approximately 337 employees, seven officers, and seven directors who would be eligible to receive awards under the 2014 Plan.

Shares Issuable under the 2014 Plan, Share Counting and Individual Limitations

        An aggregate of 525,000 shares of Common Stock will be available for grants of awards under the 2014 Plan. Shares subject to awards shall count against this limit as one share for every share subject to the award. Shares subject to awards that are canceled, terminated, expired, forfeited, lapsed, or settled in cash, shall again be available for issuance under the 2014 Plan. Shares tendered as payment of exercise or withheld to satisfy tax withholding obligations or repurchased by the Company using proceeds from options shall not be available for future issuance. Equitable adjustments will be made to the number of shares available for issuance under the 2014 Plan in the event of stock dividends, recapitalization, stock split, and the like.

        All of the shares available under the 2014 Plan will be available for issuance upon exercise of incentive stock option awards. No single participant may receive in any fiscal year awards for more than 50,000 shares of Common Stock, except that in the first year of employment awards for an additional 50,000 shares of Common Stock may be granted. As to awards settled in cash intended to qualify as "performance-based compensation" no more than $2,500,000 per year may be paid to any single participant.

Description of Available Awards

        The 2014 Plan provides for the following basic types of awards (collectively, "Awards"):

        Stock Options.    The Compensation Committee may grant options to purchase shares of Common Stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below, or nonstatutory stock options (NSOs). No option may have an exercise price that is less than the fair market value of the Common Stock on the date of grant. The Committee may establish exercise periods in the option agreement, provided that no options may be exercised after the expiration of ten years from the grant date.

        An option may be exercised by the payment of the option price in cash or check, by actual delivery or attestation of ownership of shares of Common Stock owned by the participant, by retaining shares of Common Stock otherwise issuable upon exercise of the option, for consideration received by the

Company under a broker-assisted cashless exercise program, or for such other lawful consideration as the Compensation Committee may determine.

        Additional restrictions apply to the granting of ISOs. ISOs may only be granted to employees. The aggregate fair market value of all shares subject to ISO awards exercisable for the first time by a participant during any calendar year may not exceed $100,000. Ten percent holders of the Company's stock may not receive ISOs unless the exercise price is at least 110% of the fair market value on the date of grant and the option expires no later than five years from grant.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights (collectively, "SARs"), where the participant receives cash or shares of Common Stock equal in value to the difference between the exercise price of the SARs and the fair market value of the Common Stock on the date of exercise multiplied by the number of shares of Common Stock with respect to which the SARs is being exercised. The exercise price of SARs may not be less than the fair market value of the Common Stock on the date of grant. The Committee may establish exercise periods in the SARs agreement, provided that no SARs may be exercised after the expiration of ten years from the grant date.

        Restricted Stock.    The Committee may grant shares of Common Stock that may be subject to certain terms, conditions and restrictions, such as the requirement to pay a purchase price for the shares, restrictions on transfer during a period of time specified by the Compensation Committee and forfeiture or repurchase by the Company of unvested shares upon termination of employment.

        Restricted Stock Units.    The Committee may grant the right to receive shares of Common Stock (or the equivalent value in cash or other property) in the future that may be subject to certain terms, conditions and restrictions, such as the requirement to pay a purchase price for the units and forfeiture provisions. These awards are to be made in the form of "units," each representing the equivalent of one share of Common Stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation of the Company.

        Unrestricted Stock.    The Committee may grant an unrestricted stock award pursuant to which such grantee may receive shares of Common Stock free of any restrictions under the 2014 Plan. The aggregate number of shares of stock issuable as unrestricted stock is limited to ten percent of the maximum number of shares of Stock reserved and available for issuance under the 2014 Plan.

        Performance Share Awards.    The Committee may grant performance share awards entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom performance share awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

        Cash Awards.    The Committee may provide that restricted stock units or performance share awards shall be settled in cash. Such determination shall be made at the time of grant. In addition, the Committee may provide for cash payments to be made under the 2014 Plan as a form of award or in lieu of, or in addition to, an award.

General Provisions Applicable to Awards

        In setting the terms of each award, except as noted above, the Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to the Company, and the other terms and conditions of the award. The Committee may also grant awards subject to performance conditions, awards that may come with dividends, dividend equivalents, interest equivalents, or cash awards that may be subject to certain terms, conditions and restrictions. Upon a change in control of the Company as defined in the 2014 Plan, the Committee may (1) provide for acceleration of time periods for exercise or payment of an award, (2) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; (3) provide for payment to the participant of cash or other property equal to the amount that would have been received upon exercise or payment of the award had the award been exercised or paid upon the change in control, (4) adjust the terms of the award to reflect the change in control, (5) cause the award to be assumed, or new rights substituted for such award, by another entity, or (6) make such other provision as the Committee deems equitable to participants and in the best interests of the Company. The terms and conditions of awards need not be the same for each participant.

Additional Restrictions

        The Company may not reprice Awards under the 2014 Plan without stockholder approval. The 2014 Plan requires a vesting period for all restricted stock or restricted stock unit of at least three years (other than awards to an individual in any one year which in the aggregate do not exceed 5,000 shares), except for awards that satisfy a performance-based vesting schedule, for which a vesting period of at least one year is required; and except in cases of acceleration of vesting upon death, disability, retirement, change in control or termination by the Company.

Amendment and Term of the 2014 Plan

        The Board may amend, suspend or terminate the 2014 Plan subject to any stockholder approval that the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Stockholder approval may be required under the rules of the Nasdaq Stock Market if the Board amends the 2014 Plan to increase the number of shares that may be issued under the 2014 Plan, materially increase benefits to participants, expand the class of participants eligible to participate in the 2014 Plan, or expand the types of awards provided under the 2014 Plan. Subject to the limitations on the repricing of Awards, the Compensation Committee has authority to amend outstanding awards, if the Committee determines that such action would not materially and adversely affect the participant or the action is specifically permitted by the 2014 Plan.

U.S. Federal Income Tax Consequences Relating to Awards

        Incentive Stock Options.    An optionee does not recognize taxable income for regular tax purposes upon the grant or exercise of an ISO under the 2014 Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee in the year of option exercise. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), then (a) the optionee recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company is entitled to deduct such amount. Any further gain recognized is taxed as a short- or long-term capital gain and does not result in any deduction to the Company.

        Nonstatutory Stock Options.    No income is recognized by the optionee at the time an NSO is granted. Upon exercise, (a) ordinary income is recognized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short- or long-term capital gain or loss and will not result in any further deduction by the Company.

        Restricted Stock Awards.    A recipient of restricted stock usually recognizes ordinary income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the excess of the fair market value of the shares at that time over the amount paid, if any, by the recipient for the shares will be treated as ordinary income. The recipient may instead elect at the time of grant, in accordance with Section 83 of the Code, to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, the Company receives a tax deduction for the amount reported as ordinary income to the recipient. Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short- or long-term capital gain or loss and will not result in any further deduction by the Company.

        Restricted Stock Units and Performance Share Awards.    A recipient of a restricted stock unit award or performance share award recognizes no income until the recipient receives shares of Common Stock (or cash) issued in connection with the award. Upon such receipt, the recipient recognizes ordinary income in an amount equal to the fair market value of the shares (or cash) received, and the Company receives a corresponding tax deduction. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short- or long-term capital gain or loss and will not result in any further deduction by the Company.

        Unrestricted Stock Awards.    The recipient of an unrestricted stock award will recognize as ordinary income at the time of grant the difference between the fair market value of the shares of Common Stock granted pursuant to the award and the amount, if any, the recipient paid for the shares, and the Company receives a corresponding tax deduction. Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short- or long-term capital gain or loss and will not result in any further deduction by the Company.

        Stock Appreciation Rights.    The recipient of a SAR award recognizes no income upon grant. Upon exercise, the holder recognizes ordinary income in an amount equal to difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short- or long-term capital gain or loss and will not result in any further deduction by the Company. If the holder of a SAR award does not exercise such right, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the exercise price of the SAR, if any, multiplied by the number of shares of Common Stock subject to the award, in the year the award lapses.

        Internal Revenue Code Section 162(m).    United States tax laws generally do not allow publicly held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the chief executive officer and the next three other highest paid executive officers other than the chief financial officer (each, a "covered employee") unless the compensation is "performance-based" as defined in the Section 162(m) of the Internal Revenue Code. Stock options and SARs granted under an equity compensation plan are performance-based compensation if (i) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (ii) any stock options or SARs are granted by a committee consisting solely of outside directors, and (iii) the stock options or SARs have an exercise price that is not less than the fair value of Common Stock on the date of grant.

        The Committee has designed the 2014 Plan with the intention of satisfying Section 162(m) with respect to stock options and SARs granted to covered employees.

        In the case of restricted stock, restricted stock units, performance share awards, and cash awards, Section 162(m) requires that the general business criteria of any performance goals that are established by the Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Committee.

        The Committee has approved the following list of business criteria upon which it may establish performance goals for deductible performance-based awards made to covered persons: (1) price of the Common Stock, (2) market share, (3) sales, (4) revenue, (5) return on equity, assets, or capital, (6) economic profit (economic value added), (7) total shareholder return, (8) costs, (9) expenses, (10) margins, (11) earnings (including EBITDA) or earnings per share, (12) cash flow (including adjusted operating cash flow), (13) customer satisfaction, (14) operating profit, (15) net income, (16) research and development, (17) product releases, (18) manufacturing, or (19) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the Company's performance generally. The Committee has the authority to reduce (but not to increase) the amount payable at any given level of performance to take into account factors that the Compensation Committee may deem relevant.

        In connection with the approval of the 2014 Plan, the Company is seeking stockholder approval of the Compensation Committee's right to develop performance goals based upon the above business criteria for future awards to covered employees. Stockholder approval of these business criteria will enable the Company to realize a full income tax deduction for awards under the 2014 Plan where the deduction would otherwise be restricted by Section 162(m) of the Internal Revenue Code.

        Tax Withholding.    Participants shall be responsible for paying to the Company any taxes required by law to be withheld in respect of awards under the 2014 Plan. The Compensation Committee may permit the payment to be made in shares of Common Stock, including shared retained from the award creating the tax obligation.

        Transferability.    Awards under the 2014 Plan are not transferable by the recipient otherwise than by will or by the laws of descent and distribution and are exercisable, during the recipient's lifetime, only by the recipient, or by the recipient's legal representative or guardian in the event of the recipient's incapacity.

New Plan Benefits

        No awards will be granted under the 2014 Plan prior to its approval by the Company's stockholders. Awards under the 2014 Plan will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2014 Plan, will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates, the Company's actual performance against performance goals that may be established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2014 Plan.

Vote Required

        Approval of the 2014 Plan will require the affirmative vote of a majority of votes properly cast at the Meeting. Brokers do not have discretion to vote on this proposal without stockholder instruction. Broker non-votes and abstentions, if any, will have no effect on the outcome of the vote on this proposal. If the 2014 Plan is not approved, the 2014 Plan will not be adopted.

        The Board of Directors Recommends a Vote FOR this Proposal No. 2.

 PROPOSAL NO. 3

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

        Our Board of Directors is providing shareholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act. This is a non-binding vote on the compensation of the Company's named executive officers as described in the Compensation Discussion and Analysis, and the tabular disclosure of executive compensation and accompanying narrative, provided in this proxy statement. Our Board is asking shareholders to vote in favor of the following resolution:

        "RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2014 Annual Meeting of Stockholders."

        While the vote on executive compensation is non- binding and solely advisory in nature, our Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

        Our executive compensation programs are designed to accomplish two main goals:

  •
  provide a competitive compensation package adequate to attract, motivate and retain the caliber of executive necessary to manage growth in a competitive and dynamic marketplace; and

  •
  create a "pay-for-performance" culture that aligns the executive's interests with the stockholders through both short- and long-term increase in Company value.

        The Compensation Committee continually reviews our executive compensation programs to ensure they are reasonable, competitive and strongly focused on pay-for-performance principles.

        Fiscal year 2014 was a transitional year during which we faced many challenges including changes in the senior management team, strategic organizational alignment and the global market competitive landscape. Although we did not achieve all of our fiscal year 2014 financial objectives, we achieved a one-year total shareholder return of 13% and successfully completed certain strategic goals, such as geographic and product portfolio expansion. The "Compensation Discussion and Analysis" section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to fiscal 2014.

        The key results of the year are summarized below:

  •
  no base salary increases were approved for fiscal year 2014 for the executive officers and only modest increases of approximately 3% were awarded for fiscal year 2015.

  •
  partial achievement of our financial objectives in fiscal year 2014 resulted in funding of our annual cash incentives at 50% of target, demonstrating an alignment between pay and performance.

  •
  we emphasized at-risk, performance-based compensation whereby approximately 63%, of the total compensation of our Named Executive Officers (other than Mr. Dougherty, whose bonus for fiscal year 2014, his first year of employment by us, was guaranteed at 100% of target under terms of his employment contract) consisted of at-risk compensation that depended upon achievement of company financial performance and individual performance goals;

  •
  we used a mix of performance-based restricted stock units and performance-based cash awards for long-term incentives which motivate executives, including the Named Executive Officers, to increase the long-term value of the Company and aligns the interests of our executives with our shareholders.

        As we describe in the Compensation Discussion and Analysis, our executive compensation programs reflect a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives and the interests of our shareholders. The Compensation Committee believes the fiscal year 2014 total compensation level for each of the Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies. The Compensation Committee also believes the fiscal year 2014 compensation design was effective in aligning pay and performance, as demonstrated by no merit increases for the Named Executive Officers for fiscal year 2014 and only partial annual incentives earned for a partially achieved company performance goal.

        We encourage our shareholders to review the information provided in the Compensation Discussion and Analysis and associated tables and narrative description in this proxy statement. We believe that this information demonstrates that our executive compensation programs are designed appropriately and provides effective incentives for long-term value creation.

        The Board of Directors unanimously recommends a vote FOR this Proposal No. 3 approving an advisory resolution related to executive compensation.

 PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected McGladrey, LLP, an independent registered public accounting firm, to serve as independent registered public accountants for the Company for fiscal year 2015.

        Even if the selection of McGladrey is ratified, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such appointment would be in the best interests of the Company and its stockholders. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection.

        Representatives of McGladrey are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountants Fees and Services

Audit Fees

        McGladrey billed us an aggregate of approximately $361,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2014. McGladrey billed us an aggregate of approximately $429,000 in fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, and the reviews of the financial statements included in each of our three quarterly reports on Form 10-Q for and during the fiscal year ended March 31, 2013.

Audit-Related Fees

        There were no audit-related fees billed by McGladrey in the fiscal year ended March 31, 2014. McGladrey billed us an aggregate of approximately $23,000 for the fiscal year ended March 31, 2013 for professional services rendered in connection with the audit of our 401(K) plan for the plan year ended December 31, 2012.

Tax Fees

        McGladrey billed us an aggregate of approximately $115,000 for tax compliance, tax advice and tax planning and for consultation regarding ongoing federal and state tax audits for the fiscal year ended March 31, 2014. McGladrey billed us an aggregate of approximately $106,000 for tax compliance, tax advice and tax planning and for consultation regarding ongoing federal and state tax audits for the fiscal year ended March 31, 2013.

All Other Fees

        No other fees were billed for fiscal year 2014 or 2013.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the independent registered public accountants. The policy provides for general pre-approval of services and specific case-by-case approval of certain services, such as non-audit services (except for certain de minimis services as defined by applicable SEC regulations). The services that are pre-approved include audit services and audit-related services, such as employee benefit plan audit services, and may also include other services, such as tax related services. The Audit Committee does not delegate its responsibilities concerning pre-approval of services to management. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for services performed to date.

        Ratification of the appointment of McGladrey as our independent registered public accountant for fiscal year 2015 requires a majority of votes properly cast at the Meeting. Unless marked to the contrary, proxies properly signed and returned will be voted "FOR" ratification of the appointment of McGladrey. The ratification of this selection is not required under the bylaws of the Company or applicable law, but the results of this vote will be considered by the Board when making any future determination regarding the Company's independent registered accounting firm.

        The Board of Directors recommends a vote FOR this Proposal No. 4.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into such filing.

        The Audit Committee members are Dr. Hamilton Helmer (Chair), Dr. Mark Thompson and Dr. Don Kania. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the performance of the Company's independent registered public accountants. The Company's management has primary responsibility for the Company's financial statements as well as maintaining and monitoring a system of appropriate internal controls.

        The Audit Committee has discussed the Company's audited financial statements for the year ended March 31, 2014 with the Company's management and with McGladrey, the Company's independent registered public accounting firm. The Audit Committee has also reviewed and discussed with McGladrey the matters that McGladrey is required to discuss with the Audit Committee by the statement on Auditing Standards No. 16, as amended, including, among other things, the following:

  •
  auditor's responsibility under generally accepted auditing standards;

  •
  methods to account for significant unusual transactions;

  •
  audit adjustments that could either individually or in the aggregate have a significant effect on the entity's financial reporting process;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management whether or not satisfactorily resolved, about matters that individually or in the aggregate could be significant to the entity's financial statements or the auditor's report.

        The Audit Committee has met with McGladrey, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles.

        McGladrey also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." Rule 3526 requires auditors annually to disclose in writing all relationships that, in the auditor's professional opinion, may reasonably be thought to bear on independence and to discuss the potential effects of these relationships on independence. The Audit Committee has discussed with McGladrey the matters disclosed in such letter and their independence from the Company.

        The Audit Committee reviewed and discussed the requirements of, and the Company's compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB's Auditing Standards regarding the audit of internal control over financial reporting.

        Based on its discussions with management and McGladrey and its review of the representations and information provided by management and McGladrey, the Audit Committee recommended to the Company's Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014, as filed with the SEC on June 6, 2014.

Report Submitted By: Dr. Hamilton Helmer (Chair),
Dr. Don Kania and Dr. Mark Thompson

 OTHER MATTERS

Stockholder Proposals and Director Nominations for the 2015 Annual Meeting

        Proposals which stockholders intend to present at the Company's 2015 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company no later than March 31, 2015. To submit a non-Rule 14a-8 proposal for the Company's 2015 Annual Meeting of Stockholders, the proposal must be received at the principal executive office of the Company, to the attention of the Secretary of the Company, between May 2, 2015 and June 1, 2015. Alternatively, if such meeting is called for a date not within 30 days before or after September 4, 2015, then the proposal must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. If a proponent fails to notify the Company by June 1, 2015 of a non-Rule 14a-8 stockholder proposal that it intends to submit at the Company's 2015 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter. The Company suggests that proposals be submitted by Certified Mail, Return Receipt Requested.

        For each matter proposed for the Annual Meeting, the proponent should provide (a) a brief description of the proposal and the reasons for addressing that proposal at the meeting, (b) the proponent's name and record address, (c) the class and number of shares of stock held by the proponent as of the record date for the meeting, (d) any material interest of the proponent in the proposal and (e) all other information that the proponent would have to include in a proxy statement if the proponent were to solicit proxies for the proposal under Regulation 14A of the Securities Exchange Act of 1934.

        Stockholder nominations for directors may be made only after giving timely notice in writing to the Secretary of the Company. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the dates of May 2, 2015 and June 1, 2015. Alternatively, if such meeting is called for a date not within 30 days before or after September 4, 2015, then the notice must be received on the 10th day following the earlier of (a) the day on which notice of the date of such meeting was mailed and (b) the date the Company publicly disclosed the date of such meeting. This stockholder's notice to the Secretary of the Company must state, as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to Regulation 14A of the Exchange Act, and (v) the consent of each nominee to serve as a director of the corporation if so elected.

        The stockholder's notice to the Secretary of the Company must also state, as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf such stockholder is acting) if such individual is elected, accompanied by copies of any notifications or filings with, or orders or other actions by, and governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Regulation 14A of the Exchange Act.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the provisions set forth herein. The Chair of the Board of Directors or other presiding officer of such meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. Based on the Company's review of these filings and representations from officers and directors, we believe that during fiscal year 2014 such persons have complied with their filing requirements, except that one report for Mr. Brown was filed late.

Incorporation by Reference

        To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, as amended, the Compensation Committee Report on page 17, the Audit Committee Report on page 32, and the information regarding the Audit Committee's charter and the independence of Audit Committee members on page 6, shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014, as filed with the SEC on June 6, 2014, which provides additional information about the Company, is available (as well as the exhibits listed therein) on the internet at www.as-e.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, MA 01821 or by telephone request at (978)262-8700.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received from the stockholders. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: 829 Middlesex Turnpike, Billerica, MA 01821 c/o Vice President and General Counsel or 978-262-8700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Other Proposed Action

        The Board of Directors knows of no other matters that are to be presented at the Meeting and the deadline under our by-laws from submission of other matters by stockholders has passed. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth J. Galaznik Senior Vice President, Chief Financial Officer and Treasurer

 Appendix A

AMERICAN SCIENCE AND ENGINEERING, INC.

2014 EQUITY AND INCENTIVE PLAN

Section 1.    Purposes of the Plan

        The purposes of the American Science and Engineering, Inc. 2014 Equity and Incentive Plan (the "Plan") are to (i) provide long-term incentives and rewards to those employees, officers, directors and other key persons (including consultants) of American Science and Engineering, Inc. (the "Company") and its Subsidiaries (as defined below) who are in a position to contribute to the long-term success and growth of the Company and its Subsidiaries, (ii) to assist the Company and its Subsidiaries in attracting and retaining persons with the requisite experience and ability, and (iii) to more closely align the interests of such employees, officers, directors and other key persons with the interests of the Company's stockholders.

Section 2.    Definitions

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 3(a).

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards.

        "Award Agreement" shall mean the agreement, whether in written or electronic form, specifying the terms and conditions of an Award granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash Awards" means Awards granted pursuant to Section 12.

        "Change in Control" is defined in Section 20.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Committee of the Board referred to in Section 3.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Disability" means a total and permanent disability as provided in the long-term disability plan or policy maintained, or most recently maintained, by the Company or a Subsidiary, as applicable, for the holder of the Award, whether or not such individual actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of the holder of the Award, or if the determination of disability relates to an Incentive Stock Option and the continued qualification of the Option is dependent upon such determination, Disability means permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether an individual is disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such disability relates.

        "Dividend Equivalent Right" means Awards granted pursuant to Section 13.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 22.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" means the closing price for the Stock on any given date during regular trading, or as reported on the principal exchange on which the Stock is then traded, or if not trading on that date, such price on the last preceding date on which the Stock was traded, unless determined otherwise by the Administrator using such methods or procedures as it may establish.

        "Grant Date" means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the recipient within a reasonable time after the grant.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Nonstatutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

        "Outside Director" means a current member of the Board who is: (i) not a current employee of the Company, (ii) not a former employee of the Company who receives compensation from the Company for prior services (other than benefits under a qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company, and (iv) does not receive remuneration from the Company, either directly or indirectly in exchange for goods or services, in any capacity other than as a director, all as set out in detail in Treasury Regulation 1.162-27(e)(3).

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Period. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company as a whole, or a unit, division, department, group, line of business, or other business unit, whether or not legally constituted, in which the individual works) that will be used to establish Performance Goals are limited to the following: (i) stock price, (ii) market share, (iii) sales, (iv) revenue, (v) return on equity, assets or capital, (vi) economic profit (economic value added), (vii) total shareholder return, (viii) costs, (ix) expenses, (x) margins, (xi) earnings (including EBITDA) or earnings per share, (xii) cash flow (including adjusted operating cash flow), (xiii) customer satisfaction, (xiv) operating profit, (xv) net income, (xvi) research and development, (xvii) product releases, (xviii) manufacturing , or (xix) any combination of the foregoing, any of which under the preceding clauses (i) through (xix) may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or market index.

        "Performance Goals" means, for a Performance Period, the specific goals established in writing by the Administrator for a Performance Period based upon the Performance Criteria.

        "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award, or Cash Award. Each such period shall not be less than 12 months.

        "Performance Share Award" means Awards granted pursuant to Section 11.

        "Reporting Persons" means a person subject to Section 16 of the Exchange Act.

        "Restricted Stock Award" means Awards granted pursuant to Section 8.

        "Restricted Stock Units" means Awards granted pursuant to Section 9.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the common stock, par value $0.6666 per share, of the Company, subject to adjustments pursuant to Section 4.

        "Stock Appreciation Right" means an Award granted pursuant to Section 7.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company owns at least a 50% interest or controls, either directly or indirectly.

        "Termination Date" means the date, as determined by the Committee, that an individual's employment or service relationship, as applicable, with the Company or a Subsidiary terminates for any reason.

        "Unrestricted Stock Award" means any Award granted pursuant to Section 10.

Section 3.    Administration of Plan

        (a)    Committee.    The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"), as determined by the Board from time to time; provided that, (i) for purposes of Awards to directors or Reporting Persons of the Company, the Administrator shall be deemed to include only directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award and (ii) for purposes of Performance-Based Awards, the Administrator shall be a committee of the Board composed of two or more Outside Directors.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights and Cash Awards, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; provided that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of the outstanding Options or Stock Appreciation Right's or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without shareholder approval; and further provided that, other than by reason of, or in connection with. death, Disability, retirement, involuntary termination of employment by the Company (without cause), or Change in Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Restricted Stock Unit beyond the minimum restriction periods set forth in Section 8 and Section 9, respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured such that it is less than one (1) year;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award consistent with Section 3(b)(iv);

          (vi)  subject to the provisions of Section 6(a)(ii), to extend at any time the period in which Stock Options may be exercised;

         (vii)  to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;

        (viii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration and operation of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration and operation of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan; and

          (ix)  to make any adjustments or modifications to Awards granted to participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such participants, to fulfill the purposes of the Plan and/or to comply with applicable laws.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Awards.    The Administrator, in its discretion, may delegate to one or more executive officers of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not Reporting Persons or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount or value of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Indemnification.    Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

Section 4.    Stock Issuable Under the Plan; Mergers; Substitution

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 525,000 shares, subject to adjustment as provided in Section 4(b) (the "Pool"). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee's purchase price (other than by exercise) ("Unissued Shares"), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options, but except for Unrestricted Stock Awards (for which the maximum number of shares issuable subject to such Awards is limited to ten percent (10%) of such maximum number); provided however than the maximum number of shares of Stock subject to all Award that may be granted under this Plan to any individual in the aggregate in any fiscal year of the Company shall not exceed 50,000 shares, or 100,000 shares during the fiscal year in which an individual first becomes an employee of the Company or any Subsidiary, in each case subject to adjustment under Section 4(b) below. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market.

        (b)    Changes in Stock.    Subject to Section 4(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of shares of Stock that can be granted to any one individual grantee, (iii) the maximum number of shares that may be granted under a Performance-Based Award, (iv) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options or Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation applicable to individuals set forth in the penultimate sentence of Section 4(a).

Section 5.    Eligibility

        Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary. All other Awards may be granted to employees, officers, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries.

Section 6.    Stock Options

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

        (a)    Stock Options.    Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date.

          (ii)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the Grant Date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

            (A)  In cash, or by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

            (C)  By a "cashless exercise" arrangement pursuant to which the optionee delivers to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

            (D)  By a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or

            (E)  Any other method permitted by the Administrator.

          Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

          (v)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

          (vi)    Exercise Period following Termination.    When an optionee's employment (or other service relationship) with the Company and its Subsidiaries terminates, the optionee's Stock Options may be exercised within the period of time specified in the Award Agreement evidencing the Option (which in no event may be longer than three years following the optionee's Termination Date), to the extent that the Option is vested on the optionee's Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Option shall remain exercisable (to the extent vested on the optionee's Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if an optionee dies within three (3) months after his Termination Date; provided however that in no event shall any Option be exercisable after the expiration of the term of such Option.

        (b)    Non-transferability of Options.    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement regarding a given Option that the optionee may transfer his Nonstatutory Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

        (c)    Form of Settlement.    Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 7.    Stock Appreciation Rights

        (a)    Nature of Stock Appreciation Rights.    A Stock Appreciation Right is an Award entitling the recipient to receive cash or shares of Stock, as determined by the Administrator, having a value on the date of exercise calculated as follows: (i) the Grant Date exercise price of a share of Stock is (ii) subtracted from the Fair Market Value of the Stock on the date of exercise and (iii) the difference is multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        (b)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the Grant Date.

        (c)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.

        (d)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

        (e)    Exercise Period following Termination.    When a recipient's employment (or other service relationship) with the Company and its Subsidiaries terminates, the recipient's Stock Appreciation Rights may be exercised within the period of time specified in the Award Agreement evidencing the Stock Appreciation Right (which in no event may be longer than three years following the recipient's Termination Date), to the extent that the Stock Appreciation Right is exercisable on the recipient's Termination Date. In the absence of a specific period of time set forth in the Award Agreement a Stock Appreciation Right shall remain exercisable (to the extent exercisable on the recipient's Termination Date): (i) for three (3) months following the Termination Date upon any termination other than for Disability or death; or (ii) for twelve (12) months following the Termination Date upon termination for Disability or death, or if a recipient dies within three (3) months after his Termination Date; provided however that in no event shall any Stock Appreciation Right be exercisable after the expiration of the term of such Stock Appreciation Right.

        (f)    Non-transferability of Stock Appreciation Rights.    No Stock Appreciation Rights shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the recipient's lifetime, only by the recipient, or by the recipient's legal representative or guardian in the event of the recipient's incapacity.

Section 8.    Restricted Stock Awards

        (a)    Nature of Restricted Stock Awards.    A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any exceptions or conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, if any, from the grantee or the grantee's legal representative. Unless otherwise stated in the written instrument evidencing the Restricted Stock Award, any Restricted Stock for which the grantee did not pay any purchase price and which is not vested at the time of the grantee's termination of employment (or other service relationship) shall automatically be forfeited immediately following such termination.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to forfeiture or the Company's right of repurchase as provided in Section 8(c) above.

        (e)    Restriction Period.    Restricted Stock subject to vesting upon the attainment of performance goals or objectives shall vest after the attainment of the stated performance goals or objectives but only after a restricted period of at least one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years; provided, however, that any Restricted Stock with a time-based restriction may become vested incrementally over such three-year period; and provided further that a shorter restriction period may be provided to the extent that the shares of Stock subject to any such Restricted Stock Award granted to an individual in one year, together with the shares of Stock subject to any Restricted Stock Unit with a shorter restriction period granted to such individual pursuant to Section 9(a), do not exceed 5,000, subject to adjustment pursuant to Section 4(b).

        (f)    Waiver, Deferral and Reinvestment of Dividends.    The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

        (g)    Non-transferability of Restricted Stock Awards.    No Restricted Stock Award shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution and all Restricted Stock Awards shall be exercisable, during the recipient's lifetime, only by the recipient, or by the recipient's legal representative or guardian in the event of the recipient's incapacity.

Section 9.    Restricted Stock Units

        (a)    Nature of Restricted Stock Units.    A Restricted Stock Unit is a bookkeeping entry representing the right to receive, upon its vesting, one share of Stock (or a percentage or multiple of one share of Stock if so specified in the Award Agreement evidencing the Award) for each Restricted Stock Unit awarded to a grantee and represents an unfunded and unsecured obligation of the Company. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted

Stock Units granted to employees shall have a time-based restriction only (without any prior performance condition to the grant or vesting thereof), the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period and provided further that a shorter restriction period may be provided to the extent that the shares of Stock subject to any such Restricted Stock Unit granted to an individual in one year, together with the shares of Stock subject to any Restricted Stock Award with a shorter restriction period granted to such individual pursuant to Section 8(e), do not exceed 5,000, subject to adjustment pursuant to Section 4(b). At the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the unissued shares of Stock underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate immediately following the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

        (d)    Non-transferability of Restricted Stock Units.    No Restricted Stock Units shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution and all Restricted Stock Units shall be exercisable, during the recipient's lifetime, only by the recipient, or by the recipient's legal representative or guardian in the event of the recipient's incapacity.

Section 10.    Unrestricted Stock Awards

        (a)    Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant. The aggregate number of shares of Stock issuable pursuant to this Section 10 is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 4(a), as adjusted pursuant to Section 4(b).

        (b)    Restrictions on Transfers.    The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 11.    Performance Share Awards

        (a)    Nature of Performance Share Awards.    A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

        (b)    Restrictions of Transfer.    Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

        (c)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate or book entry evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee's rights in all Performance Share Awards shall automatically terminate immediately following the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.    Cash Awards

        (a)   The Committee, in its discretion, may provide that that Restricted Stock Units or Performance Share Awards shall be settled in cash. Such determination shall be made at the time of grant, or, subject to Section 18 below, in writing after the Award agreement is issued. In addition, the Committee may provide for cash payments to be made under the Plan as a form of Award or in lieu of, or in addition to, an Award, and may provide for cash payments or Awards to be made to Covered Employees pursuant to Section 13 below. Such Cash Awards may be made subject to such terms, conditions and restrictions as the Committee considers necessary or advisable.

        (b)    Non-transferability of Cash Awards.    No Cash Awards shall be transferable by the recipient otherwise than by will or by the laws of descent and distribution and all Cash Awards shall be exercisable, during the recipient's lifetime, only by the recipient, or by the recipient's legal representative or guardian in the event of the recipient's incapacity.

Section 13.    Performance-Based Awards to Covered Employees

        (a)    Performance-Based Awards.    A Performance-Based Award means any Restricted Stock Award, Restricted Stock Unit, Performance Share Award or Cash Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and any regulations appurtenant thereto. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash Award payable upon the attainment of Performance Goals that are established by the Administrator and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Period and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, shall calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Period. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce (but not increase) or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan in the form of Stock with respect to each year of a Performance Period is 50,000 shares of Stock (subject to adjustment as provided in Section 4(c) hereof). Notwithstanding the foregoing, during the fiscal year in which an individual first becomes an employee of the Company or a Subsidiary, the Covered Employee may be granted Awards covering an additional 50,000 shares of Stock) subject to adjustment as provided in Section 4(c) hereof). With respect to any Performance-Based Award settled in cash, no more than $2,500,000 may be paid to any one Covered Employee with respect to each year of a Performance Period.

Section 14.    Dividend Equivalent Rights

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award, other than a Stock Option or a Stock Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may, but need not, provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Section 15.    Tax Withholding

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes taxable, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

        (b)    Payment in Stock.    If provided in the instrument evidencing an Award, either the grantee or the Company may elect to have the statutory minimum required tax withholding obligation satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due, or (ii) allowing a grantee to transfer to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy such withholding amount due.

Section 16.    Section 409A Awards

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated or postponed except to the extent permitted by Section 409A.

Section 17.    Transfer, Leave Of Absence, Etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

          (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

          (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 18.    Amendments and Termination

        Subject to requirements of law or any stock exchange or similar rules which would require a vote of the Company's shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 4(c).

Section 19.    Status Of Plan

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 20.    Change in Control Provisions

        (a)   Upon the occurrence of a Change in Control as defined in this Section 20, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for termination of any Awards not exercised prior to the occurrence of a Change in Control; (iii) provide for payment to the holder of the Award of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the Change in Control in exchange for cancellation of the Award; (iv) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control; (v) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (vi) make such other provision as the Committee may consider equitable to the holders of Awards and in the best interests of the Company.

        (b)   "Change in Control" or "Change in Control of the Company" shall mean the occurrence of any one of the following:

            (i)  Any "Person", as such term is used in Sections 13(d) and 14(d) of the Act, other than the Company or a Subsidiary, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act, directly or indirectly, in one or a series of transactions, of securities representing more than 50% of the combined voting power of the Company's then outstanding securities;

           (ii)  The consummation of a merger or consolidation of the Company with any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

          (iii)  The closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company;

          (iv)  Individuals who constitute the Board on the date hereof ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

           (v)  A complete liquidation or dissolution of the Company;

provided, in each case, that such event also constitutes a "change in control event" within the meaning of the Treasury Regulation Section 1.409A-3(i)(5) if necessary to avoid the imposition of additional taxes under Section 409A.

Section 21.    General Provisions

        (a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements, whether located in the United States or a foreign jurisdiction, have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a)(2),(3), and (4).

        Notwithstanding anything to the contrary contained in this Plan, Awards may be made to an individual who is a foreign national or employed or performing services outside of the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. In lieu of delivery of stock certificates, the Company may, to the extent permitted by law and the Articles of Organization and by-laws of the Company, issue shares of Stock hereunder in book entry form.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such company's insider trading policy, as in effect from time to time.

        (e)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

        (f)    Delivery and Execution of Electronic Documents.    To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Committee.

Section 22.    Effective Date Of Plan

        This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 23.    Governing Law

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, applied without regard to conflict of law principles.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement and Annual Report to Stockholders is/are available at www.proxyvote.com

AMERICAN SCIENCE AND ENGINEERING, INC.

ANNUAL MEETING OF STOCKHOLDERS

September 4, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth J. Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, and Michael J. Muscatello, Vice President, General Counsel and Secretary, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders (“Meeting”) of American Science and Engineering, Inc. (“Company”) to be held Thursday, September 4, 2014 at the corporate offices of American Science and Engineering, Inc., 829 Middlesex Turnpike, Billerica, Massachusetts at 8:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned as designated on the reverse side, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon such other and further business as may properly come before the Meeting. All proxies previously given by the undersigned in respect of the Meeting are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, “FOR” THE APPROVAL OF THE 2014 EQUITY AND INCENTIVE PLAN, “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

AMERICAN SCIENCE AND ENGINEERING, INC.

829 MIDDLESEX TURNPIKE

BILLERICA, MA 01821

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

AMERICAN SCIENCE AND ENGINEERING, INC. — COMMON

CONTROL #               0000000000

SHARES

XXX,XXX,XXX,XXX,XXXXX

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the Election of the 7 nominees named below: 1. Election of Directors	For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the numbers of the nominee(s) on the line below.

Nominees:

01)                Denis R. Brown

02)                Charles P. Dougherty

03)                Hamilton W. Helmer

04)                Don R. Kania

05)                Robert N. Shaddock

06)                Mark S. Thompson

07)                Jennifer L. Vogel

The Board of Director recommends you vote FOR the following proposals:	For	Against	Abstain

2. To consider and approve the Company’s 2014 Equity and Incentive Plan	☐	☐	☐

3. An advisory vote to approve named executive officer compensation	☐	☐	☐

4. To ratify the selection of the independent registered public accounting firm for the fiscal year ending March 31, 2015	☐	☐	☐

For address change / comments, mark here (see reverse for instructions)	☐

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP#
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB#	Signature (Joint Owners)	Date	SEQUENCE#

QuickLinks

AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, MA 01821
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 4, 2014
AMERICAN SCIENCE AND ENGINEERING, INC. 829 Middlesex Turnpike Billerica, Massachusetts 01821
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Estimated possible payouts under non-equity incentive plan awards
PROPOSAL NO. 2 APPROVAL OF THE 2014 EQUITY AND INCENTIVE PLAN
PROPOSAL NO. 3 ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  Appendix A
AMERICAN SCIENCE AND ENGINEERING, INC. 2014 EQUITY AND INCENTIVE PLAN